Exhibit 10.2

U.S. $3,000,000,000

FIVE-YEAR REVOLVING CREDIT AGREEMENT

Dated as of May 18, 2012

Among

KRAFT FOODS GROUP, INC.,

and

KRAFT FOODS INC., as Guarantor,

and

THE INITIAL LENDERS NAMED HEREIN

and

JPMORGAN CHASE BANK, N.A. and BARCLAYS BANK PLC,

as Co-Administrative Agents

and

JPMORGAN CHASE BANK, N.A.,

as Paying Agent

and

CITIBANK, N.A. and THE ROYAL BANK OF SCOTLAND plc,

as Co-Syndication Agents

and

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

HSBC SECURITIES (USA) INC.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

and

RBS SECURITIES INC.,

as Joint Bookrunners

and

J.P. MORGAN SECURITIES LLC

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

RBS SECURITIES INC.

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

HSBC SECURITIES (USA) INC.,

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers

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		Page

	ARTICLE IV

	Representations and Warranties

SECTION 4.01	Representations and Warranties of Kraft Foods Group	37

	ARTICLE V

	Covenants

SECTION 5.01	Incorporation of Kraft Foods Covenants by Reference	39
SECTION 5.02	Affirmative Covenants	39
SECTION 5.03	Negative Covenants	41

	ARTICLE VI

	Events of Default

SECTION 6.01	Events of Default	42
SECTION 6.02	Lenders’ Rights upon Event of Default	44

	ARTICLE VII

	The Administrative Agent

SECTION 7.01	Authorization and Action	45
SECTION 7.02	Administrative Agent’s Reliance, Etc	45
SECTION 7.03	The Administrative Agent and Affiliates	46
SECTION 7.04	Lender Credit Decision	46
SECTION 7.05	Indemnification	46
SECTION 7.06	Successor Administrative Agent	47
SECTION 7.07	Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Joint Bookrunners and Joint Lead Arrangers	47
SECTION 7.08	Withholding Tax	48

	ARTICLE VIII

	Guaranty

SECTION 8.01	Guaranty	48
SECTION 8.02	Guaranty Absolute	49
SECTION 8.03	Waivers	49
SECTION 8.04	Continuing Guaranty	51
SECTION 8.05	Termination of Kraft Foods Guaranty	51

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SCHEDULES

Schedule I	—	List of Lenders and Commitments
Schedule II	—	List of Applicable Lending Offices

EXHIBITS

Exhibit A-1	—	Form of Pro Rata Note
Exhibit A-2	—	Form of Competitive Bid Note
Exhibit B-1	—	Form of Notice of Pro Rata Borrowing
Exhibit B-2	—	Form of Notice of Competitive Bid Borrowing
Exhibit C	—	Form of Assignment and Acceptance
Exhibit D	—	Form of Designation Agreement
Exhibit E-1	—	Form of Opinion of Special Counsel for Kraft Foods and Kraft Foods Group
Exhibit E-2	—	Form of Opinion of Special Local Counsel for Kraft Foods and Kraft Foods Group
Exhibit E-3	—	Form of Opinion of Internal Counsel for Kraft Foods
Exhibit F	—	Form of Opinion of Counsel for Designated Subsidiary

-iii-

FIVE-YEAR REVOLVING CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of May 18, 2012, among KRAFT FOODS GROUP, INC., a Virginia corporation (“Kraft Foods Group”), as a borrower and a guarantor; KRAFT FOODS INC., a Virginia corporation (“Kraft Foods”), as a guarantor; the banks, financial institutions and other institutional lenders listed on the signature pages hereof (the “Initial Lenders”); JPMORGAN CHASE BANK, N.A. and BARCLAYS BANK PLC, as co-administrative agents (each, in such capacity, a “Co-Administrative Agent”); JPMORGAN CHASE BANK, N.A., as paying agent (in such capacity, the “Paying Agent”); CITIBANK, N.A. and THE ROYAL BANK OF SCOTLAND plc, as co-syndication agents (each, in such capacity, a “Co-Syndication Agent”); and CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., HSBC SECURITIES (USA) INC., and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents (each, in such capacity, a “Co-Documentation Agent”) for the Lenders (as hereinafter defined).

The parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means the Co-Administrative Agent responsible for performing the functions of the Administrative Agent under this Agreement, which shall be the Paying Agent, and unless the context otherwise requires, all singular references to “the Administrative Agent” in this Agreement shall be deemed to refer to the Paying Agent.

“Administrative Agent Account” means (a) the account of the Administrative Agent, maintained by the Administrative Agent, at its office at JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention: Lisa A. McCants, lisa.a.mccants@jpmorgan.com, 713-750-2956 (facsimile), or (b) such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to Kraft Foods Group and the Lenders for such purpose.

“Advance” means a Pro Rata Advance or a Competitive Bid Advance.

“Agents” means each Co-Administrative Agent, the Paying Agent, each Co-Syndication Agent, each Co-Documentation Agent and each Joint Bookrunner.

“Applicable Interest Rate Margin” means (a) for any date prior to the date of the Spin-Off (i) as to any Base Rate Advance, the applicable rate per annum set forth below under the caption “Base Rate Spread” and (ii) as to any LIBO Rate Advance, the applicable rate per annum set forth below under the caption “LIBO Rate Spread”, determined by reference to the higher of (A) the rating of Kraft Foods’ long-term senior unsecured Debt from Standard &

Poor’s (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods, the long-term company, issuer or similar rating established by Standard & Poor’s for Kraft Foods) and (B) the rating of Kraft Foods’ long-term senior unsecured Debt from Moody’s (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods, the long-term company, issuer or similar rating established by Moody’s for Kraft Foods), in each case on such date, and (b) for any date on or following the date of the Spin-Off (i) as to any Base Rate Advance, the applicable rate per annum set forth below under the caption “Base Rate Spread” and (ii) as to any LIBO Rate Advance, the applicable rate per annum set forth below under the caption “LIBO Rate Spread”, determined by reference to the higher of (A) the rating of Kraft Foods Group’s long-term senior unsecured Debt from Standard & Poor’s (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods Group, the long-term company, issuer or similar rating established by Standard & Poor’s for Kraft Foods Group) and (B) the rating of Kraft Foods Group’s long-term senior unsecured Debt from Moody’s (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods Group, the long-term company, issuer or similar rating established by Moody’s for Kraft Foods Group), in each case on such date:

Long-Term Senior Unsecured Debt Rating	Base Rate Spread	LIBO Rate Spread
A or higher by Standard & Poor’s A2 or higher by Moody’s	0.000%	0.875%
A- by Standard & Poor’s A3 by Moody’s	0.000%	1.000%
BBB+ by Standard & Poor’s Baa1 by Moody’s	0.125%	1.125%
BBB by Standard & Poor’s Baa2 by Moody’s	0.250%	1.250%
BBB- by Standard & Poor’s Baa3 by Moody’s	0.500%	1.500%
Lower than BBB- by Standard & Poor’s Lower than Baa3 by Moody’s	0.750%	1.750%

provided that if on any date of determination pursuant to clause (a) or (b) above (x) a rating is available on such date from only one of Standard & Poor’s and Moody’s but not the other, the Applicable Interest Rate Margin for purposes of such clause shall be determined by reference to the then available rating; (y) no rating is available from either of Standard & Poor’s or Moody’s, the Applicable Interest Rate Margin shall be determined by reference to the rating of any other nationally recognized statistical rating organization designated by Kraft Foods Group and approved in writing by the Required Lenders; and (z) no rating is available from any of Standard & Poor’s, Moody’s or any other nationally recognized statistical rating organization designated by Kraft Foods Group and approved in writing by the Required Lenders, the Applicable Interest Rate Margin shall be 0.750% as to any Base Rate Advance and 1.750% as to any LIBO Rate Advance.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Pro Rata Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

“Applicable Unused Line Fee Rate” means (a) for any date prior to the date of the Spin-Off, a percentage per annum equal to the percentage set forth below determined by reference to the higher of (i) the rating of Kraft Foods’ long-term senior unsecured Debt from Standard & Poor’s (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods, the long-term company, issuer or similar rating established by Standard & Poor’s for Kraft Foods) and (ii) the rating of Kraft Foods’ long-term senior unsecured Debt from Moody’s, in each case on such date (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods, the long-term company, issuer or similar rating established by Moody’s for Kraft Foods), and (b) for any date on or following the date of the Spin-Off, a percentage per annum equal to the percentage set forth below determined by reference to the higher of (i) the rating of Kraft Foods Group’s long-term senior unsecured Debt from Standard & Poor’s (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods Group, the long-term company, issuer or similar rating established by Standard & Poor’s for Kraft Foods Group) and (ii) the rating of Kraft Foods Group’s long-term senior unsecured Debt from Moody’s (or, if there shall be no outstanding rated long-term senior unsecured Debt of Kraft Foods Group, the long-term company, issuer or similar rating established by Moody’s for Kraft Foods Group), in each case on such date:

Long-Term Senior Unsecured Debt Rating	Applicable Unused Line Fee Rate
A or higher by Standard & Poor’s A2 or higher by Moody’s	0.0850%
A- by Standard & Poor’s A3 by Moody’s	0.100%
BBB+ by Standard & Poor’s Baa1 by Moody’s	0.125%
BBB by Standard & Poor’s Baa2 by Moody’s	0.150%
BBB- by Standard & Poor’s Baa3 by Moody’s	0.225%
Lower than BBB- by Standard & Poor’s Lower than Baa3 by Moody’s	0.275%

provided that if on any date of determination (x) a rating is available on such date from only one of Standard & Poor’s and Moody’s but not the other, the Applicable Unused Line Fees Rate shall be determined by reference to the then available rating; (y) no rating is available from either of Standard & Poor’s or Moody’s, the Applicable Unused Line Fees Rate shall be determined by reference to the rating of any other nationally recognized statistical rating organization designated by Kraft Foods Group and approved in writing by the Required Lenders; and (z) no rating is available from any of Standard & Poor’s, Moody’s or any other nationally recognized statistical rating organization designated by Kraft Foods Group and approved in writing by the Required Lenders, the Applicable Unused Line Fees Rate shall be 0.275%.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent in substantially the form of Exhibit C hereto.

“Augmenting Lender” has the meaning assigned to such term in Section 2.18(a).

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(i) the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time, as the Administrative Agent’s prime rate;

(ii) 1/2 of one percent per annum above the Federal Funds Effective Rate; and

(iii) the LIBO Rate for Dollars for a one month Interest Period appearing on Reuters Screen LIBOR01 on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% per annum.

“Base Rate Advance” means a Pro Rata Advance that bears interest as provided in Section 2.04(a)(i).

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers” means, collectively, Kraft Foods Group and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.08.

“Borrowing” means a Pro Rata Borrowing or a Competitive Bid Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any LIBO Rate Advances or Floating Rate Bid Advances, on which dealings are carried on in the London interbank market and banks are open for business in London.

“Co-Administrative Agent” has the meaning specified in the preamble.

“Co-Documentation Agent” has the meaning specified in the preamble.

“Co-Syndication Agent” has the meaning specified in the preamble.

“Commission” means the United States Securities and Exchange Commission.

“Commitment” means as to any Lender (i) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto, (ii) if such Lender has entered into an Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent, pursuant to Section 9.07(d), or (iii) if such Lender becomes a Lender pursuant to a Commitment Increase Amendment, the Dollar amount set forth for such Lender in such Commitment Increase Amendment, in each case as such amount may be increased pursuant to Section 2.18 or reduced pursuant to Section 2.10.

“Commitment Increase” has the meaning assigned to such term in Section 2.18(a).

“Commitment Increase Amendment” has the meaning assigned to such term in Section 2.18(a).

“Competitive Bid Advance” means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.07 and refers to a Fixed Rate Bid Advance or a Floating Rate Bid Advance.

“Competitive Bid Borrowing” means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.07.

“Competitive Bid Note” means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

“Competitive Bid Reduction” has the meaning specified in Section 2.01.

“Consolidated Tangible Assets” means the total assets appearing on a consolidated balance sheet of Kraft Foods Group and its Subsidiaries, less goodwill and other intangible assets and the minority interests of other Persons in such Subsidiaries, all as determined in accordance with GAAP.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Pro Rata Advances of one Type into Pro Rata Advances of the other Type pursuant to Section 2.06, 2.08 or 2.13.

“Debt” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, whether or not evidenced by bonds, debentures, notes or similar instruments, (ii) obligations as lessee under leases that, in accordance with accounting principles generally accepted in the United States, are recorded as capital leases, and (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (i) or (ii) above.

“Default” means any event specified in Section 6.01 that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Advances within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the

Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, in the case of clauses (a) through (d) unless the subject of a good faith dispute and such Lender has notified the Administrative Agent in writing of such; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any ownership interest in such Lender or a parent company thereof or the exercise of control over a Lender or parent company thereof by a Governmental Authority or instrumentality thereof.

“Designated Subsidiary” means any wholly-owned Subsidiary of Kraft Foods Group designated for borrowing privileges under this Agreement pursuant to Section 9.08.

“Designated Subsidiary Obligations” has the meaning specified in Section 8.01.

“Designation Agreement” means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit D hereto signed by such Designated Subsidiary and Kraft Foods Group.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to Kraft Foods Group and the Administrative Agent.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (or any successor) (“OECD”), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii)

the central bank of any country which is a member of the OECD; (iv) a commercial finance company or finance Subsidiary of a corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (v) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (vi) any Lender; (vii) an affiliate of any Lender; and (viii) any other bank, commercial finance company, insurance company or other Person approved in writing by Kraft Foods Group (such approval not to be unreasonably withheld, delayed or conditioned), which approval shall be notified to the Administrative Agent; provided, that no Defaulting Lender shall be permitted to be an Eligible Assignee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of any Borrower’s controlled group, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation (or any successor) (“PBGC”), or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or any of their ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any of their ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of any Borrower or any of their ERISA Affiliates for failure to make a required payment to a Plan are satisfied; or (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Kraft Foods Group and the Administrative Agent.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

“Eurocurrency Rate Reserve Percentage” for any Interest Period, for all LIBO Rate Advances or Floating Rate Bid Advances comprising part of the same Borrowing owing to a Lender which is a member of the Federal Reserve System, means the reserve percentage applicable for such Lender two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Advances or Floating Rate Bid Advances is determined) having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 6.01.

“Extending Lender” has the meaning specified in Section 2.10(b).

“Extension Date” has the meaning specified in Section 2.10(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as enacted as of the date hereof (without regard to the delayed effective date) or any amended or successor version that is substantively comparable and, in each case, regulations promulgated thereunder or official interpretations thereof.

“Federal Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of April 20, 2012, among Kraft Foods Group, the Paying Agent and J. P. Morgan Securities LLC.

“Fixed Rate Bid Advance” means a Competitive Bid Advance bearing interest based on a fixed rate per annum as specified in the relevant Notice of Competitive Bid Borrowing.

“Floating Rate Bid Advance” means a Competitive Bid Advance bearing interest at a rate of interest quoted as a margin over the LIBO Rate as specified in the relevant Notice of Competitive Bid Borrowing.

“Foreign Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is not organized under the laws of the United States of America or any political subdivision or any territory thereof.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” has the meaning specified in Section 8.01.

“Home Jurisdiction Non-U.S. Withholding Taxes” means in the case of a Designated Subsidiary that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, withholding taxes imposed by the jurisdiction under the laws of which such Designated Subsidiary is organized, resident or doing business or any political subdivision thereof.

“Home Jurisdiction U.S. Withholding Taxes” means, in the case of Kraft Foods Group and a Designated Subsidiary that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, withholding for United States federal income taxes and United States federal back-up withholding taxes.

“Initial Filing Date” means the date of the first filing with the Commission by Kraft Foods Group following the Spin-Off of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, whichever shall be filed earlier.

“Interest Period” means, for each LIBO Rate Advance comprising part of the same Pro Rata Borrowing and each Floating Rate Bid Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such LIBO Rate Advance or Floating Rate Bid Advance or the date of Conversion of any Base Rate Advance into such LIBO Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below. The duration of each such Interest Period shall be one (or less than one month if available to all Lenders), two, three or six months or, if available to all Lenders, nine or twelve months, as such Borrower may select upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

(a) such Borrower may not select any Interest Period that ends after the Termination Date, subject to Section 2.10(b);

(b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

(c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Joint Bookrunners” means Barclays Bank PLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBS Securities Inc.

“Joint Lead Arrangers” means Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBS Securities Inc., and Wells Fargo Securities, LLC.

“Kraft Foods” has the meaning specified in the preamble.

“Kraft Foods Group” has the meaning specified in the preamble.

“Kraft Foods Group Guaranty” has the meaning specified in Section 8.01(b)

“Kraft Foods Guaranty” has the meaning specified in Section 8.01(a).

“Kraft Foods Revolving Credit Agreement” means Kraft Foods’ existing U.S.$4,500,000,000 4-Year Revolving Credit Agreement dated as of April 1, 2011, as amended, restated, supplemented or otherwise modified in accordance with its terms.

“Lenders” means the Initial Lenders, any New Lender, any Augmenting Lender and their respective successors and permitted assignees.

“LIBO Rate” means, with respect to any LIBO Rate Advance or Floating Rate Bid Advance for any Interest Period, an interest rate per annum equal to either:

(a) the offered rate per annum at which deposits in Dollars appear on Reuters Screen LIBOR01 (or any successor page) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period, or

(b) if the LIBO Rate does not appear on Reuters Screen LIBOR01 (or any successor page), then the LIBO Rate will be determined by taking the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for an amount substantially equal to the amount that would be the Reference Banks’ respective ratable shares of such Borrowing outstanding during such Interest Period and for a period equal to such Interest Period, as determined by the Administrative Agent, subject, however, to the provisions of Section 2.08.

“LIBO Rate Advance” means a Pro Rata Advance that bears interest as provided in Section 2.04(a)(ii).

“Lien” has the meaning specified in Section 5.03(a).

“Major Subsidiary” means any Subsidiary of Kraft Foods Group (a) more than 50% of the voting securities of which is owned directly or indirectly by Kraft Foods Group, (b) which is organized and existing under, or has its principal place of business in, the United States or any political subdivision thereof, Canada or any political subdivision thereof, any country which is a member of the European Union on the date hereof or any political subdivision thereof, or Switzerland, Norway or Australia or any of their respective political subdivisions, and (c) which has at any time total assets (after intercompany eliminations) exceeding $1,000,000,000.

“Margin Stock” means margin stock, as defined in Regulation U.

“Minimum Shareholders’ Equity” means Total Shareholders’ Equity of not less than (a) for all periods ending prior to the Initial Filing Date, $4,200,000,000, and (b) for all periods ending on or after the Initial Filing Date, 60% of Total Shareholders’ Equity as reflected in the latest consolidated balance sheet of Kraft Foods Group and its Subsidiaries contained in the Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, filed by Kraft Foods Group with the Commission on the Initial Filing Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which such Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“New Lender” has the meaning specified in Section 2.10(b).

“Non-Extending Lender” has the meaning specified in Section 2.10(b).

“Non-U.S. Lender” means, with respect to a Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“North American Grocery Business” means any group of businesses that primarily consists of Kraft Foods’ current U.S. Beverages, Cheese, Convenient Meals and Grocery segments, grocery-related categories in Kraft Foods’ Canada & N.A. Foodservice segment as well as the Planters and Corn Nuts brands and businesses.

“Note” means a Pro Rata Note or a Competitive Bid Note.

“Notice of Competitive Bid Borrowing” has the meaning specified in Section 2.07(b).

“Notice of Pro Rata Borrowing” has the meaning specified in Section 2.02(a).

“Obligations” has the meaning specified in Section 8.01.

“Other Taxes” has the meaning specified in Section 2.15(b).

“Participant Register” has the meaning specified in Section 9.07(e).

“Patriot Act” has the meaning specified in Section 9.14.

“Paying Agent” has the meaning specified in the preamble.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Process Agent” has the meaning specified in Section 9.11(a).

“Pro Rata Advance” means an advance by a Lender to any Borrower as part of a Pro Rata Borrowing and refers to a Base Rate Advance or a LIBO Rate Advance (each of which shall be a “Type” of Pro Rata Advance).

“Pro Rata Borrowing” means a borrowing consisting of simultaneous Pro Rata Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

“Pro Rata Note” means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.17 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Pro Rata Advances made by such Lender to such Borrower.

“Reference Banks” means the Joint Bookrunners.

“Register” has the meaning specified in Section 9.07(d).

“Regulation A” means Regulation A of the Board, as in effect from time to time.

“Regulation U” means Regulation U of the Board, as in effect from time to time.

“Required Lenders” means at any time Lenders having Pro Rata Advances representing more than 50% of the aggregate outstanding Pro Rata Advances at such time, or, if no Pro Rata Advances are then outstanding, Lenders having Commitments representing more than 50% of the aggregate Commitments at such time.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which such Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Spin-Off” means a transaction or series of related transactions, substantially consistent in all material respects with the descriptions thereof in any public disclosures made by Kraft Foods on or prior to the date hereof, pursuant to which Kraft Foods shall separate substantially all of its North American Grocery Business and the remainder of its businesses into two separate public companies, with Kraft Foods Group holding substantially all of the North American Grocery Business and becoming a public company following the spin-off of Kraft Foods Group to the shareholders of Kraft Foods.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Subsidiary” of any Person means any Person of which (or in which) more than 50% of the outstanding capital stock having voting power to elect a majority of the Board of Directors of such Person (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Taxes” has the meaning specified in Section 2.15(a).

“Termination Date” means the earliest of (a) May 17, 2017, subject to the extension thereof pursuant to Section 2.10(b), (b) the date of termination in whole of the Commitments pursuant to Section 2.10(a) or 6.02, and (c) March 29, 2013, if the Spin-Off has not been consummated on or prior to such date.

“Total Shareholders’ Equity” means total shareholders’ equity, as reflected on the consolidated balance sheet of Kraft Foods Group and its Subsidiaries (excluding (a) accumulated other comprehensive income or losses, (b) the cumulative effects of any changes in accounting principles, including the adoption of “mark-to-market” accounting in respect of pension and other retirement plans of Kraft Foods Group and its Subsidiaries and (c) any income or losses recognized in connection with the ongoing application of “mark-to-market” accounting in respect of such pension and other retirement plans).

“Unused Line Fee” has the meaning specified in Section 2.09(a).

SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with accounting principles generally accepted in the United States of America (subject to the exceptions set forth in this Section 1.03, “GAAP”), except that if there has been a material change in an accounting principle affecting the definition of an accounting term as compared to that applied in the preparation of the most recent financial statements of Kraft Foods Group as of and for the year ended December 31, 2011 contained in the Form 10 filed by Kraft Foods Group with the Commission on April 2, 2012, as amended, then such new accounting principle shall not be used in the determination of the amount associated with that accounting term. A material change in an accounting principle is one that, in the year of its adoption, changes the amount associated with the relevant accounting term for any quarter in such year by more than 10%.

ARTICLE II

Amounts and Terms of the Advances

SECTION 2.01 The Pro Rata Advances.

(a) Obligation To Make Pro Rata Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Pro Rata Advances to any Borrower in Dollars from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender’s Commitment; provided, however, that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a “Competitive Bid Reduction”).

(b) Amount of Pro Rata Borrowings. Each Pro Rata Borrowing shall be in an aggregate amount of no less than $50,000,000 or an integral multiple of $1,000,000 in excess thereof.

(c) Type of Pro Rata Advances. Each Pro Rata Borrowing shall consist of Pro Rata Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment and subject to this Section 2.01, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.11 or repay pursuant to Section 2.03 and reborrow under this Section 2.01.

SECTION 2.02 Making the Pro Rata Advances.

(a) Notice of Pro Rata Borrowing. Each Pro Rata Borrowing shall be made on notice, given not later than (x) 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Pro Rata Borrowing in the case of a Pro Rata Borrowing consisting of LIBO Rate Advances, or (y) 9:00 a.m. (New York City time) on the Business Day of the proposed Pro Rata Borrowing in the case of a Pro Rata Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Pro Rata Borrowing (a “Notice of Pro Rata Borrowing”) shall be by telephone, confirmed immediately in writing, by registered mail, email or telecopier in substantially the form of Exhibit B-1 hereto, specifying therein the requested:

(i) date of such Pro Rata Borrowing,

(ii) Type of Advances comprising such Pro Rata Borrowing,

(iii) aggregate amount of such Pro Rata Borrowing, and

(iv) in the case of a Pro Rata Borrowing consisting of LIBO Rate Advances, the initial Interest Period for each such Pro Rata Advance. Notwithstanding anything herein to the contrary, no Borrower may select LIBO Rate Advances for any Pro Rata Borrowing if the obligation of the Lenders to make LIBO Rate Advances shall then be suspended pursuant to Section 2.06(b), 2.08(c) or 2.13.

(b) Funding Pro Rata Advances. Each Lender shall, before 11:00 a.m. (New York City time) on the date of such Pro Rata Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent Account, in same day funds, such Lender’s ratable portion of such Pro Rata Borrowing. Promptly after receipt of such funds by the Administrative Agent, and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the relevant Borrower at the address of the Administrative Agent referred to in Section 9.02.

(c) Irrevocable Notice. Each Notice of Pro Rata Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Pro Rata Borrowing that the related Notice of Pro Rata Borrowing specifies is to be comprised of LIBO Rate Advances, the Borrower requesting such Pro Rata Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Pro Rata Borrowing for such Pro Rata Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Pro Rata Advance to be made by such Lender as part of such Pro Rata Borrowing when such Pro Rata Advance, as a result of such failure, is not made on such date.

(d) Lender’s Ratable Portion. Unless the Administrative Agent shall have received notice from a Lender prior to 11:00 a.m. (New York City time) on the day of any Pro Rata Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Pro Rata Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Pro Rata Borrowing in accordance with Section 2.02(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower proposing such Pro Rata Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at:

(i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Pro Rata Advances comprising such Pro Rata Borrowing and (B) the cost of funds incurred by the Administrative Agent, in respect of such amount, and

(ii) in the case of such Lender, the Federal Funds Effective Rate.

If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Pro Rata Advance as part of such Pro Rata Borrowing for purposes of this Agreement.

(e) Independent Lender Obligations. The failure of any Lender to make the Pro Rata Advance to be made by it as part of any Pro Rata Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Pro Rata Advance on the date of such Pro Rata Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Pro Rata Advance to be made by such other Lender on the date of any Pro Rata Borrowing.

SECTION 2.03 Repayment of Pro Rata Advances. Each Borrower shall repay to the Administrative Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the unpaid principal amount of the Pro Rata Advances of such Lender then outstanding.

SECTION 2.04 Interest on Pro Rata Advances.

(a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Pro Rata Advance owing by such Borrower to each Lender from the date of such Pro Rata Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Pro Rata Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (1) the Base Rate in effect from time to time plus (2) the Applicable Interest Rate Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December, and on the date such Base Rate Advance shall be Converted or paid in full either prior to or on the Termination Date.

(ii) LIBO Rate Advances. During such periods as such Pro Rata Advance is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Pro Rata Advance to the sum of (x) the LIBO Rate for such Interest Period for such Pro Rata Advance plus (y) the Applicable Interest Rate Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period, and on the date such LIBO Rate Advance shall be Converted or paid in full either prior to or on the Termination Date.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on the unpaid principal amount of each Pro Rata Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in Section 2.04(a)(i) or Section 2.04(a)(ii), as applicable, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Pro Rata Advance.

SECTION 2.05 Additional Interest on LIBO Rate Advances. Each Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBO Rate Advance of such Lender to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to Kraft Foods Group through the Administrative Agent.

SECTION 2.06 Conversion of Pro Rata Advances.

(a) Conversion upon Absence of Interest Period. If any Borrower (or Kraft Foods Group on behalf of any other Borrower) shall fail to select the duration of any Interest Period for any LIBO Rate Advances in accordance with the provisions contained in the definition of the term “Interest Period,” the Administrative Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(b) Conversion upon Event of Default. Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), the Administrative Agent or the Required Lenders may elect that (i) each LIBO Rate Advance be, on the last day of the then existing Interest Period therefor, Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into LIBO Rate Advances be suspended.

(c) Voluntary Conversion. Subject to the provisions of Sections 2.06(b), 2.08(c) and 2.13, any Borrower may Convert all of its Pro Rata Advances of one Type constituting the same Pro Rata Borrowing into Advances of the other Type on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion; provided, however, that the Conversion of a LIBO Rate Advance into a Base Rate Advance may be made on, and only on, the last day of an Interest Period for such LIBO Rate Advance. Each such notice of a Conversion shall, within the restrictions specified above, specify

(i) the date of such Conversion;

(ii) the Pro Rata Advances to be Converted; and

(iii) if such Conversion is into LIBO Rate Advances, the duration of the Interest Period for each such Pro Rata Advance.

SECTION 2.07 The Competitive Bid Advances.

(a) Competitive Bid Advances’ Impact on Commitments. Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.07 from time to time on any Business Day during the period from the Effective Date until the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders. As provided in Section 2.01, the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding, and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments; provided, however, that any Lender’s Competitive Bid Advances shall not otherwise reduce that Lender’s obligation to lend its pro rata share of the remaining available Commitments.

(b) Notice of Competitive Bid Borrowing. Any Borrower may request a Competitive Bid Borrowing under this Section 2.07 by delivering to the Administrative Agent, by email or telecopier, a notice of a Competitive Bid Borrowing (a “Notice of Competitive Bid Borrowing”), in substantially the form of Exhibit B-2 hereto, specifying therein the following:

(i) date of such proposed Competitive Bid Borrowing;

(ii) aggregate amount of such proposed Competitive Bid Borrowing;

(iii) interest rate basis and day count convention to be offered by the Lenders;

(iv) in the case of a Competitive Bid Borrowing consisting of Floating Rate Bid Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Bid Advances, maturity date for repayment of each Fixed Rate Bid Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (A) 360 days after the date of such Competitive Bid Borrowing and (B) the Termination Date);

(v) interest payment date or dates relating thereto; location of such Borrower’s account to which funds are to be advanced; and

(vi) other terms (if any) to be applicable to such Competitive Bid Borrowing.

A Borrower requesting a Competitive Bid Borrowing shall deliver a Notice of Competitive Bid Borrowing to the Administrative Agent not later than 10:00 a.m. (New York City time) (x) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Competitive Bid Borrowing shall be Fixed Rate Bid Advances, or (y) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of

Competitive Bid Borrowing that the Competitive Bid Borrowing shall be Floating Rate Bid Advances. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

(c) Discretion as to Competitive Bid Advances. Each Lender may, in its sole discretion, elect to irrevocably offer to make one or more Competitive Bid Advances to the applicable Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to such Borrower), before 9:30 a.m. (New York City time) (A) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Bid Advances, and (B) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Floating Rate Bid Advances; provided that, if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given by any other Lender to the Administrative Agent. In such notice, the Lender shall specify the following:

(i) the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.07(a), exceed such Lender’s Commitment);

(ii) the rate or rates of interest therefor; and

(iii) such Lender’s Applicable Lending Office with respect to such Competitive Bid Advance.

If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent before 9:30 a.m. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided further that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

(d) Selection of Lender Bids. The Borrower proposing the Competitive Bid Borrowing shall, in turn, (A) before 12:00 noon (New York City time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Bid Advances and (B) before 12:00 noon (New York City time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Floating Rate Bid Advances, either:

(i) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

(ii) accept, in its sole discretion, one or more of the offers made by any Lender or Lenders pursuant to Section 2.07(c), by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Administrative Agent on behalf of such Lender, for such Competitive Bid Advance pursuant to Section 2.07(c) to be made by each Lender as part of such Competitive Bid Borrowing) and reject any remaining offers made by Lenders pursuant to Section 2.07(c) by giving the Administrative Agent notice to that effect. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the maximum amount that each such Lender offered at such interest rate.

If the Borrower proposing such Competitive Bid Borrowing notifies the Administrative Agent that such Competitive Bid Borrowing is canceled pursuant to Section 2.07(d)(i), or if such Borrower fails to give timely notice in accordance with Section 2.07(d), the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

(e) Competitive Bid Borrowing. If the Borrower proposing such Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.07(d)(ii), the Administrative Agent shall in turn promptly notify:

(i) each Lender that has made an offer as described in Section 2.07(c), whether or not any offer or offers made by such Lender pursuant to Section 2.07(c) have been accepted by such Borrower;

(ii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the date and amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing; and

(iii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III.

When each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing has received notice pursuant to Section 2.07(e)(iii), such Lender shall, before 11:00 a.m. (New York City time), on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to Section 2.07(e)(i), make available for the account of its Applicable Lending Office to the Administrative Agent, at its address referred to in Section 9.02, in same day funds, such Lender’s portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to such Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing, the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

(f) Irrevocable Notice. If the Borrower proposing such Competitive Bid Borrowing notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.07(c), such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

(g) Amount of Competitive Bid Borrowings; Competitive Bid Notes. Each Competitive Bid Borrowing shall be in an aggregate amount of $50,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the aggregate amount of Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders. Within the limits and on the conditions set forth in this Section 2.07, any Borrower may from time to time borrow under this Section 2.07, prepay pursuant to Section 2.11 or repay pursuant to Section 2.07(h), and reborrow under this Section 2.07; provided that a Competitive Bid Borrowing shall not be made within two Business Days of the date of any other Competitive Bid Borrowing. The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

(h) Repayment of Competitive Bid Advances. On the maturity date of each Competitive Bid Advance provided in the Competitive Bid Note evidencing such Competitive Bid Advance, the Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance the then unpaid principal amount of such Competitive Bid Advance. No Borrower shall have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

(i) Interest on Competitive Bid Advances. Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance and on the interest payment date or dates set forth in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, such Borrower shall pay interest on the amount of unpaid principal of each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

SECTION 2.08 LIBO Rate Determination.

(a) Methods to Determine LIBO Rate. The Administrative Agent shall determine the LIBO Rate by using the methods described in the definition of the term “LIBO Rate,” and shall give prompt notice to Kraft Foods Group and the applicable Borrowers and Lenders of each such LIBO Rate.

(b) Role of Reference Banks. In the event that the LIBO Rate cannot be determined by the method described in clause (a) of the definition of “LIBO Rate,” each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the LIBO Rate in accordance with the method described in clause (b) of the definition thereof. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining a LIBO Rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the LIBO Rate for any LIBO Rate Advances or Floating Rate Bid Advances, as the case may be, then:

(i) the Administrative Agent shall forthwith notify Kraft Foods Group and the Lenders that the interest rate cannot be determined for such LIBO Rate Advance or Floating Rate Bid Advances, as the case may be;

(ii) with respect to each LIBO Rate Advance, such Advance will, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically Converted into a Base Rate Advance; and

(iii) the obligation of the Lenders to make LIBO Rate Advances or Floating Rate Bid Advances or to Convert Base Rate Advances into LIBO Rate Advances shall be suspended until the Administrative Agent shall notify Kraft Foods Group and the Lenders that the circumstances causing such suspension no longer exist.

The Administrative Agent shall give prompt notice to Kraft Foods Group and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.04(a)(i) or (ii) and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.04(a)(ii) or the applicable LIBO Rate.

(c) Inadequate LIBO Rate. If, with respect to any LIBO Rate Advances, the Required Lenders notify the Administrative Agent that (i) they are unable to obtain matching deposits in the London interbank market at or about 11:00 a.m. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective LIBO Rate Advances as a part of such Borrowing during the Interest Period therefor or (ii) the LIBO Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBO Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify Kraft Foods Group and the Lenders, whereupon (A) the Borrower of such LIBO Rate Advances will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Base Rate Advances into, LIBO Rate Advances shall be suspended until the Administrative Agent shall notify Kraft Foods Group and the Lenders that the circumstances causing such suspension no longer exist. In the case of clause (ii) above, each such Lender shall certify its cost of funds for each Interest Period to the Administrative Agent and Kraft Foods Group as soon as practicable but in any event not later than 10 Business Days after the last day of such Interest Period.

SECTION 2.09 Fees.

(a) Unused Line Fee. Kraft Foods Group agrees to pay to the Administrative Agent for the account of each Lender an unused line fee (the “Unused Line Fee”) on the aggregate amount of such Lender’s undrawn Commitment (without giving effect to any Competitive Bid Reduction) from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the Applicable Unused Line Fee Rate, in each case payable on the last Business Day of each March, June, September and December until the Termination Date and on the Termination Date.

(b) Other Fees. Kraft Foods Group shall pay to the Administrative Agent for its own account or for the accounts of the Joint Lead Arrangers or Lenders, as applicable, such fees, and at such times, as shall have been separately agreed between Kraft Foods Group and the Administrative Agent or the Joint Lead Arrangers.

SECTION 2.10 Optional Termination or Reduction of Commitments and Extension of Termination Date. (a) Optional Termination or Reduction of Commitments. Kraft Foods Group shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of no less than $50,000,000 or the remaining balance if less than $50,000,000; and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

(b) Extension of Termination Date. (i) At least 30 days but not more than 60 days prior to each anniversary of the Effective Date (any such applicable anniversary of the Effective Date, the “Extension Date”), Kraft Foods Group, by written notice to the Administrative Agent, may request that each Lender extend the Termination Date for such Lender’s Commitment for an additional one-year period.

(ii) The Administrative Agent shall promptly notify each Lender of such request and each Lender shall then, in its sole discretion, notify Kraft Foods Group and the Administrative Agent in writing no later than 20 days prior to the Extension Date whether such Lender will consent to the extension (each such Lender consenting to the extension, an “Extending Lender”). The failure of any Lender to notify the Administrative Agent of its intent to consent to any extension shall be deemed a rejection by such Lender.

(iii) Subject to satisfaction of the conditions in Section 3.03(a) and (b) as of the Extension Date, the Termination Date in effect at such time shall be extended for an additional one-year period; provided, however, that (A) no such extension shall be effective (1) unless the Required Lenders agree thereto and (2) as to any Lender that does not agree to such extension (any such Lender, a “Non-Extending Lender”) and (B) Kraft Foods Group may only request an extension of the Termination Date on two anniversaries of the Effective Date.

(iv) To the extent that there are Non-Extending Lenders, the Administrative Agent shall promptly so notify the Extending Lenders, and each Extending Lender may, in its sole discretion, give written notice to Kraft Foods Group and the Administrative Agent no later than 15 days prior to the Extension Date of the amount of the Commitments of the Non-Extending Lenders that it is willing to assume.

(v) Kraft Foods Group shall be permitted to replace any Lender that is a Non-Extending Lender with a replacement financial institution or other entity (each, a “New Lender”); provided that (A) the New Lender shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (B) the Borrower shall be liable to such replaced Lender under Section 9.04(b) if any LIBO Rate Advance or Floating Rate Bid Advance owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (C) the replaced Lender shall be obligated to assign its Commitment and Advances to the applicable replacement Lender or Lenders in accordance with the provisions of Section 9.07 (provided that Kraft Foods Group shall be obligated to pay the processing and recordation fee referred to therein), (D) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.12 or 2.15(a), as the case may be and (E) any such replacement shall not be deemed to be a waiver of any rights that Kraft Foods Group, the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(vi) If the Extending Lenders and the New Lenders are willing to commit amounts that, in an aggregate, exceed the amount of the Commitments of the Non-Extending Lenders, Kraft Foods Group and the Administrative Agent shall allocate the Commitments of the Non-Extending Lenders among them.

(vii) If any financial institution or other entity becomes a New Lender or any Extending Lender’s Commitment is increased pursuant to this Section 2.10(b), Pro Rata Advances made on or after the applicable Extension Date shall be made in accordance with the pro rata provisions of Section 2.01 based on the respective Commitments in effect on and after the applicable Extension Date.

(viii) In connection herewith, the Administrative Agent shall enter in the Register (A) the names of any New Lenders, (B) the respective allocations of any Extending Lenders and New Lenders effective as of each Extension Date and (C) the Termination Date applicable to each Lender.

SECTION 2.11 Optional Prepayments of Pro Rata Advances. Each Borrower may, in the case of any LIBO Rate Advance, upon at least three Business Days’ notice to the Administrative Agent or, in the case of any Base Rate Advance, upon notice given to the Administrative Agent not later than 9:00 a.m. (New York City time) on the date of the proposed prepayment, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Pro Rata Advances comprising part of the same Pro Rata Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of no less than $50,000,000 or the remaining balance if less than $50,000,000 and (y) in the event of any such prepayment of a LIBO Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b).

SECTION 2.12 Increased Costs.

(a) Costs from Change in Law or Authorities. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements to the extent such change is included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation, application or administration of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBO Rate Advances or Floating Rate Bid Advances (excluding for purposes of this Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower of the affected Advances shall within twenty (20) Business Days after receipt by the Borrower of demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to Kraft Foods Group, such Borrower and the Administrative Agent by such Lender shall be conclusive and binding upon all parties hereto for all purposes, absent manifest error.

(b) Reduction in Lender’s Rate of Return. In the event that, after the date hereof, the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or the interpretation, application or administration thereof by any central bank or other authority charged with the administration thereof, imposes, modifies or deems applicable any capital adequacy or similar requirement (including, without limitation, a request or requirement which affects the manner in which any Lender or its parent company allocates capital resources to its Commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Lender, the rate of return on such Lender’s or its parent company’s capital as a consequence of its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances, but reduced to the extent that Borrowings are outstanding from time to time, then in each such case, upon demand from time to time Kraft Foods Group shall pay to such Lender such additional amount or amounts as shall compensate such Lender for such reduction in rate of return. A certificate of such Lender as to any such additional amount or amounts shall be conclusive and binding for all purposes, absent manifest error. Except as provided below, in determining any such amount or amounts each Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, each Lender shall take all reasonable actions to avoid the imposition of, or reduce the amounts of, such increased costs, provided that such actions, in the reasonable judgment of such Lender will not be otherwise disadvantageous to such Lender and, to the extent possible, each Lender will calculate such increased costs based upon the capital requirements for its Advances and unused Commitment hereunder and not upon the average or general capital requirements imposed upon such Lender.

(c) Dodd-Frank Wall Street Reform and Consumer Protection Act; Basel III. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case be deemed to be a change in law or regulation regardless of the date enacted, adopted or issued.

SECTION 2.13 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in, or in the interpretation of, any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make LIBO Rate Advances or Floating Rate Bid Advances or to fund or maintain LIBO Rate Advances or Floating Rate Bid Advances, (a) each LIBO Rate Advance or Floating Rate Bid Advances, as the case may be, of such Lender will automatically, upon such demand, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.04(a)(i), as the case may be, and (b) the obligation of the Lenders to make LIBO Rate Advances or Floating Rate Bid Advances or to Convert Base Rate Advances into LIBO Rate Advances shall be suspended, in each case, until the Administrative Agent shall notify Kraft Foods Group and the Lenders that the circumstances causing such suspension no longer exist, in each case, subject to Section 9.04(b) hereof; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make LIBO Rate Advances or Floating Rate Bid Advances or to continue to fund or maintain LIBO Rate Advances or Floating Rate Bid Advances, as the case may be, and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.14 Payments and Computations.

(a) Time and Distribution of Payments. Kraft Foods Group and each Borrower shall make each payment hereunder, without set-off or counterclaim, not later than 11:00 a.m. (New York City time) on the day when due to the Administrative Agent at the Administrative Agent Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Unused Line Fees ratably (other than amounts payable pursuant to Section 2.07, 2.12, 2.15 or 9.04(b)) to the Lenders for the accounts of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. From and after the effective date of an Assignment and Acceptance pursuant to Section 9.07, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) Computation of Interest and Fees. All computations of interest based on the Administrative Agent’s prime rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest based on the LIBO Rate or the Federal Funds Effective Rate and of Unused Line Fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.05 shall be made by the applicable Lender, on the basis of a year of 360 days. All computations of interest in respect of Competitive Bid Advances shall be made by the Administrative Agent on the basis of a year of 360 days in the case of Floating Rate Bid Advances and on the basis of a year of 365 or 366 days in the case of Fixed Rate Bid Advances, as specified in the applicable Notice of Competitive Bid Notice. Computations of interest or Unused Line Fees shall in each case be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Unused Line Fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.05 by a Lender), of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Payment Due Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Unused Line Fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of LIBO Rate Advances or Floating Rate Bid Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(d) Presumption of Borrower Payment. Unless the Administrative Agent receives notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the

Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent at the Federal Funds Effective Rate.

SECTION 2.15 Taxes.

(a) Any and all payments by each Borrower and Kraft Foods hereunder or under any Note shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest, additions to taxes and expenses) with respect thereto, excluding, (i) in the case of each Lender and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof, (iii) in the case of each Lender and the Administrative Agent, taxes imposed on its net income, franchise taxes imposed on it, and any tax imposed by means of withholding to the extent such tax is imposed solely as a result of a present or former connection (other than a connection arising from such Lender or the Administrative Agent having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to this Agreement or a Note) between the Lender or the Administrative Agent, as the case may be, and the taxing jurisdiction, (iv) in the case of each Lender and the Administrative Agent, any U.S. federal withholding taxes imposed pursuant to FATCA, and (v) in the case of each Lender and the Administrative Agent, any Home Jurisdiction U.S. Withholding Tax to the extent that such tax is imposed with respect to any payments pursuant to any law in effect at the time such Lender becomes a party hereto (or changes its Applicable Lending Office), except (A) to the extent of the additional amounts in respect of such taxes under this Section 2.15 to which such Lender’s assignor (if any) or such Lender’s prior Applicable Lending Office (if any) was entitled, immediately prior to such assignment or change in its Applicable Lending Office or (B) if such Lender becomes a party hereto pursuant to an Assignment and Acceptance upon the demand of Kraft Foods Group (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments by each Borrower and Kraft Foods hereunder or under any Note, other than taxes referred to in this Section 2.15(a)(i), (ii), (iii), (iv) or (v), are referred to herein as “Taxes”). If any applicable withholding agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable by the applicable Borrower or Kraft Foods shall be increased as may be necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.15) have been made, such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, each Borrower or Kraft Foods Group shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, irrecoverable value-added tax or similar levies (other than Taxes, or taxes referred to in Section 2.15(a)(i) to (iv)) that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or a Note other than any such taxes imposed by reason of an Assignment and Acceptance (hereinafter referred to as “Other Taxes”).

(c) Each Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) payable by such Lender or the Administrative Agent (as the case may be), and any liability (including penalties, interest, additions to taxes and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be), makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes or Other Taxes, each Borrower and Kraft Foods Group shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. If any Borrower or Kraft Foods Group determines that no Taxes are payable in respect thereof, such Borrower or Kraft Foods Group shall, at the request of the Administrative Agent, furnish or cause the payor to furnish, the Administrative Agent and each Lender an opinion of counsel reasonably acceptable to the Administrative Agent, stating that such payment is exempt from Taxes.

(e) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, shall provide each of the Administrative Agent, Kraft Foods Group and each applicable Borrower with any form or certificate that is required by any United States federal taxing authority to certify such Lender’s entitlement to any applicable exemption from or reduction in, Home Jurisdiction U.S. Withholding Tax in respect of any payments hereunder or under any Note (including, if applicable, two original Internal Revenue Service Forms W-9, W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service or to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender granting a typical participation), two original Internal Revenue Service Form W-8IMY, accompanied by any applicable certification documents from each beneficial owner) and any other documentation reasonably requested by Kraft Foods Group, the applicable Borrower or the Administrative Agent. Thereafter, each such Lender shall provide additional forms or certificates (i) to the extent a form or certificate previously provided has become inaccurate or invalid or has otherwise ceased to be effective or (ii) as requested in writing by Kraft Foods Group or the Administrative Agent or such Borrower or, if such Lender no longer qualifies for the applicable exemption from or reduction in, Home Jurisdiction U.S. Withholding Tax, promptly notify the Administrative Agent and Kraft Foods Group or such Borrower of its inability to do so. Unless such Borrower, Kraft Foods Group and the Administrative Agent have received forms or other documents from each Lender satisfactory to them indicating that payments hereunder or under any Note are not subject to Home Jurisdiction U.S. Withholding Taxes or are subject to Home Jurisdiction U.S. Withholding Taxes at a rate reduced by an applicable tax treaty, such Borrower, Kraft Foods Group or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate in the case of payments to or for such Lender and such Borrower or Kraft Foods Group shall pay additional amounts to the extent required by paragraph (a) of this Section 2.15 (subject to the exceptions contained in this Section 2.15).

(f) If a payment made to a Lender hereunder or under any Note would be subject to U.S. Federal withholding tax imposed pursuant to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, applicable), such Lender shall provide each of the Administrative Agent, Kraft Foods Group and each applicable Borrower, at the time or times prescribed by law and as reasonably requested by the Administrative Agent, Kraft Foods Group or the applicable Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Agent, Kraft Foods Group or the applicable Borrower as may be necessary for the Administrative Agent, Kraft Foods Group or the applicable Borrower to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA and the amount, if any, to deduct and withhold from such payment. Thereafter, each such Lender shall provide additional documentation (i) to the extent documentation previously provided has become inaccurate or invalid or has otherwise ceased to be effective or (ii) as reasonably requested by the Administrative Agent, Kraft Foods Group or the applicable Borrower.

(g) In the event that a Designated Subsidiary is a Foreign Subsidiary of Kraft Foods Group, each Lender shall promptly complete and deliver to such Borrower and the Administrative Agent, or, at their request, to the applicable taxing authority, so long as such Lender is legally eligible to do so, any certificate or form reasonably requested in writing by such Borrower or the Administrative Agent and required by applicable law in order to secure any applicable exemption from, or reduction in the rate of, deduction or withholding of the applicable Home Jurisdiction Non-U.S. Withholding Taxes for which such Borrower is required to pay additional amounts pursuant to this Section 2.15.

(h) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to select or change the jurisdiction of its Applicable Lending Office if the making of such a selection or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender be otherwise materially economically disadvantageous to such Lender.

(i) No additional amounts will be payable pursuant to this Section 2.15 with respect to any Tax to the extent such Tax would not have been payable had the Lender fulfilled its obligations under paragraph (e), (f) or (g) of this Section 2.15 as applicable.

(j) If any Lender or the Administrative Agent, as the case may be, obtains a refund of any Tax for which payment has been made pursuant to this Section 2.15, or, in lieu of obtaining such refund, such Lender or the Administrative Agent applies the amount that would otherwise have been refunded as a credit against payment of a liability in respect of Taxes, which refund or credit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, (and without any obligation to disclose its tax records) is allocable to such payment made under this Section 2.15, the amount of such refund or credit (together with any interest received thereon and reduced by reasonable out-of-pocket costs incurred in obtaining such refund or credit) promptly shall be paid to the applicable Borrower to the extent payment has been made in full by such Borrower pursuant to this Section 2.15.

SECTION 2.16 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Pro Rata Advances owing to it (other than pursuant to Section 2.12, 2.15 or 9.04(b) or (c)) in excess of its ratable share of payments on account of the Pro Rata Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Pro Rata Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.17 Evidence of Debt.

(a) Lender Records; Pro Rata Notes. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Pro Rata Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Pro Rata Advances. Each Borrower shall, upon notice by any Lender to such Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Pro Rata Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Pro Rata Advances owing to, or to be made by, such Lender, promptly execute and deliver to such Lender a Pro Rata Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

(b) Record of Borrowings, Payables and Payments. The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded as follows:

(i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto;

(ii) the terms of each Assignment and Acceptance delivered to and accepted by it;

(iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and the Termination Date applicable thereto; and

(iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender’s share thereof.

(c) Evidence of Payment Obligations. Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.17(b), and by each Lender in its account or accounts pursuant to Section 2.17(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

SECTION 2.18 Commitment Increases.

(a) Kraft Foods Group may from time to time (but not more than three times in any calendar year), by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), executed by Kraft Foods Group and one or more financial institutions (any such financial institution referred to in this Section 2.18 being called an “Augmenting Lender”), which may include any Lender, cause new Commitments to be extended by the Augmenting Lenders or cause the existing Commitments of the Augmenting Lenders to be increased, as the case may be (the aggregate amount of such increase for all Augmenting Lenders on any single occasion being referred to as a “Commitment Increase”), in an amount for each Augmenting Lender set forth in such notice; provided that (i) the amount of each Commitment Increase shall be not less than $25,000,000, except to the extent necessary to utilize the remaining unused amount of increase permitted under this Section 2.18(a), and (ii) the aggregate amount of the Commitment Increases shall not exceed $500,000,000. Each Augmenting Lender (if not then a Lender) shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and shall not be subject to the approval of any other Lenders, and Kraft Foods Group and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder (such documentation in respect of any Commitment Increase together with the notice of such Commitment Increase being referred to collectively as the “Commitment Increase Amendment” in respect of such Commitment Increase). The Commitment Increase Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.18.

(b) Upon each Commitment Increase pursuant to this Section 2.18, if, on the date of such Commitment Increase, there are any Pro Rata Advances outstanding, such Pro Rata Advances shall on or prior to the effectiveness of such Commitment Increase be prepaid from the proceeds of new Pro Rata Advances made hereunder (reflecting such Commitment Increase), which prepayment shall be accompanied by accrued interest on the Pro Rata Advances being prepaid and any costs incurred by any Lender in accordance with Section 9.04(b). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c) Commitment Increases and new Commitments created pursuant to this Section 2.18 shall become effective on the date specified in the notice delivered by Kraft Foods Group pursuant to the first sentence of paragraph (a) above or on such other date as shall be agreed upon by Kraft Foods Group, the Administrative Agent and the applicable Augmenting Lenders.

(d) Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section 2.18 unless on the date of such increase, the conditions set forth in Section 3.03 shall be satisfied as of such date (as though the effectiveness of such increase were a Borrowing) and the Administrative Agent shall have received a certificate of Kraft Foods Group to that effect dated such date.

SECTION 2.19 Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of Kraft Foods Group and its Subsidiaries and, prior to the Spin-Off, Kraft Foods and its Subsidiaries.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.09(a); and

(b) the Commitment and Advances of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or modification of this Agreement pursuant to Section 9.01); provided that any amendment, waiver or modification requiring the consent of all Lenders or each affected Lender shall require the consent of such Defaulting Lender.

In the event that each of the Administrative Agent and Kraft Foods Group agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall purchase at par such of the Pro Rata Advances of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Pro Rata Advances in accordance with its pro rata portion of the total Commitments and clauses (a) and (b) above shall cease to apply.

ARTICLE III

Conditions to Effectiveness and Lending

SECTION 3.01 Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied, or waived in accordance with Section 9.01:

(a) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of Kraft Foods Group, dated the Effective Date, stating that:

(i) the representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

(ii) no event has occurred and is continuing on and as of the Effective Date that constitutes a Default or Event of Default.

(b) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent:

(i) Certified copies of the resolutions of the Board of Directors of each of Kraft Foods Group and Kraft Foods approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(ii) Certificates of the Secretary or an Assistant Secretary of each of Kraft Foods Group and Kraft Foods certifying the names and true signatures of the officers of Kraft Foods Group and Kraft Foods, as the case may be, authorized to sign this Agreement and the other documents to be delivered hereunder.

(iii) Favorable opinions of (A) Cravath, Swaine & Moore LLP, special New York counsel to Kraft Foods and Kraft Foods Group, substantially in the form of Exhibit E-1 hereto, (B) Hunton & Williams LLP, special Virginia counsel to Kraft Foods and Kraft Foods Group, substantially in the form of Exhibit E-2 hereto and (C) internal counsel for Kraft Foods, substantially in the form of Exhibit E-3 hereto.

(iv) A certificate of the chief financial officer or treasurer of Kraft Foods certifying that as of December 31, 2011, (A) the aggregate amount of Debt, payment of which is secured by any Lien referred to in clause (iii) of Section 5.02(a) of the Kraft Foods Revolving Credit Agreement, does not exceed $400,000,000, and (B) the aggregate amount of Debt, payment of which is secured by any Lien referred to in clause (iv) of Section 5.02(a) of the Kraft Foods Revolving Credit Agreement, does not exceed $200,000,000.

(c) Kraft Foods Group shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

(d) This Agreement shall have been executed by Kraft Foods Group, Kraft Foods, the Co-Administrative Agents, Paying Agent, Co-Syndication Agents and Co-Documentation Agents and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed this Agreement.

(e) The Agents and the Lenders shall have received payment in full in cash of all fees and expenses due to them pursuant to the Fee Letter on or prior to the Effective Date.

The Administrative Agent shall notify Kraft Foods Group and the Initial Lenders of the date which is the Effective Date upon satisfaction or waiver of all of the conditions precedent set forth in this Section 3.01. For purposes of determining compliance with the conditions specified in this Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Kraft Foods Group, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto.

SECTION 3.02 Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the receipt by the Administrative Agent on or before the date of such initial Advance of each of the following, in form and substance satisfactory to the Administrative Agent and dated such date, and in sufficient copies for each Lender:

(a) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(b) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign this Agreement and the other documents to be delivered hereunder.

(c) A certificate signed by a duly authorized officer of the Designated Subsidiary, dated as of the date of such initial Advance, certifying that such Designated Subsidiary shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver this Agreement and to perform its obligations thereunder.

(d) The Designation Agreement of such Designated Subsidiary, substantially in the form of Exhibit D hereto.

(e) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary, dated the date of such initial Advance, covering, to the extent customary and appropriate for the relevant jurisdiction, the opinions outlined on Exhibit F hereto.

(f) All information relating to any such Designated Subsidiary reasonably requested by any Lender through the Administrative Agent not later than two Business Days after such Lender shall have been notified of the designation of such Designated Subsidiary under Section 9.08 in order to allow such Lender to comply with “know your customer” regulations or any similar rules or regulations under applicable foreign laws.

(g) Such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request.

SECTION 3.03 Conditions Precedent to Each Pro Rata Borrowing. The obligation of each Lender to make a Pro Rata Advance on the occasion of each Pro Rata Borrowing shall, except as otherwise provided in Section 9.15, be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Pro Rata Borrowing the following statements shall be true, and the acceptance by the Borrower of the proceeds of such Pro Rata Borrowing shall be a representation by the applicable Borrower that:

(a) the representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (i) thereof)) are correct on and as of the date of such Pro Rata Borrowing, before and after giving effect to such Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Pro Rata Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Pro Rata Borrowing, before and after giving effect to such Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(b) before and after giving effect to the application of the proceeds of all Borrowings on such date (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Pro Rata Borrowing, that constitutes a Default or Event of Default.

SECTION 3.04 Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing shall, except as otherwise provided in Section 9.15, be subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.07, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true, and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall be a representation by such Borrower, that:

(a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(b) after giving effect to the application of the proceeds of all Borrowings on such date (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Competitive Bid Borrowing that constitutes a Default or Event of Default.

ARTICLE IV

Representations and Warranties

SECTION 4.01 Representations and Warranties of Kraft Foods Group. Each of Kraft Foods and Kraft Foods Group, as applicable, represents and warrants as to itself and its Subsidiaries as follows:

(a) Each of Kraft Foods Group and, prior to the Spin-Off, Kraft Foods is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b) The execution, delivery and performance of this Agreement and, in the case of Kraft Foods Group, the Notes to be delivered by it are within the corporate powers of each of Kraft Foods Group and Kraft Foods, as applicable, have been duly authorized by all necessary corporate action on the part of each of Kraft Foods Group and Kraft Foods, as applicable, and do not contravene (i) the charter or by-laws of Kraft Foods Group or Kraft Foods, as applicable, or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting Kraft Foods Group or Kraft Foods, as applicable.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Kraft Foods Group and Kraft Foods, as applicable, of this Agreement or the Notes to be delivered by it.

(d) This Agreement is, and each of the Notes to be delivered by Kraft Foods Group when delivered hereunder will be, a legal, valid and binding obligation of Kraft Foods Group and Kraft Foods, as applicable, enforceable against such Person in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e) As reported in Kraft Foods’ Annual Report on Form 10-K for the year ended December 31, 2011, the consolidated balance sheets of Kraft Foods and its Subsidiaries as of December 31, 2011, and the consolidated statements of earnings of Kraft Foods and its Subsidiaries for the year then ended fairly present, in all material respects, the consolidated financial position of Kraft Foods and its Subsidiaries as at such date and the consolidated results of the operations of Kraft Foods and its Subsidiaries for the year ended on such date, all in accordance with accounting principles generally accepted in the United States. Except as disclosed in Kraft Foods’ Annual Report on Form 10-K for the year ended December 31, 2011, or in any Current Report on Form 8-K or Quarterly Report on Form 10-Q filed subsequent to December 31, 2011, but prior to May 18, 2012, since December 31, 2011, other than as a result of the Spin-Off, (i) there has been no material adverse change in such position or operations and (ii) there has been no material adverse change in such position or operations of the North American Grocery Business (and following the Spin-Off, Kraft Foods Group and its Subsidiaries taken as a whole).

(f) There is no pending or threatened action or proceeding affecting Kraft Foods Group or any of its Subsidiaries (or, prior to the Spin-Off, Kraft Foods or any of its Subsidiaries) before any court, governmental agency or arbitrator (a “Proceeding”) (i) that purports to affect the legality, validity or enforceability of this Agreement or (ii) except for Proceedings disclosed in Kraft Foods’ Annual Report on Form 10-K for the year ended December 31, 2011, or in any Current Report on Form 8-K or Quarterly Report on Form 10-Q filed subsequent to December 31, 2011, but prior to May 18, 2012, or, with respect to Proceedings commenced after the date of the most recent such document but prior to May 18, 2012, a certificate delivered to the Lenders, that may materially adversely affect the financial position or results of operations of Kraft Foods Group and its Subsidiaries taken as a whole (or, prior to the Spin-Off, Kraft Foods and its Subsidiaries taken as a whole).

(g) Kraft Foods Group owns directly or indirectly 100% of the capital stock of each other Borrower. Prior to the Spin-Off, Kraft Foods owns directly or indirectly 100% of the capital stock of Kraft Foods Group.

(h) None of the proceeds of any Advance will be used, directly or indirectly, for any purpose that would result in a violation of Regulation U.

ARTICLE V

Covenants

SECTION 5.01 Incorporation of Kraft Foods Covenants by Reference. The provisions of, and related definitions used in, Article V of the Kraft Foods Revolving Credit Agreement are incorporated herein by reference in their entirety, but with the definitions used therein being construed in accordance with the remaining provisions of this Section. All references in the provisions incorporated herein by reference to Article V of the Kraft Foods Revolving Credit Agreement to (a) the “Lenders” shall be deemed to be references to the Lenders party to this Agreement, (b) a “Borrower” shall be deemed to be references to Kraft Foods Group and the other Borrowers, (c) the “Administrative Agent”, an “Advance”, a “Commitment”, an “Event of Default”, a “Guaranty” or “Required Lenders” shall be deemed to be references to the Administrative Agent, an Advance, a Commitment, an Event of Default, a Guaranty or the Required Lenders, respectively, as each such term is defined herein, (d) “the date hereof” or “the date of this Agreement” shall be deemed to be references to the date of this Agreement, (e) “hereafter” shall be deemed to be references to after the date of this Agreement and (f) “this Agreement”, “hereof” or “hereunder” shall be deemed to be references to this Agreement. All references herein to any Section of the Kraft Foods Revolving Credit Agreement incorporated by reference herein shall be deemed to be a reference to such Section as so incorporated. The provisions of the Sections of the Kraft Foods Revolving Credit Agreement incorporated by reference herein shall remain in effect as incorporated on the date hereof (or as amended in accordance with the terms of this Agreement) notwithstanding the termination of or any amendment to the Kraft Foods Revolving Credit Agreement. Notwithstanding anything to the contrary contained herein, upon consummation of the Spin-Off, the provisions incorporated by reference pursuant to this Section 5.01 shall automatically cease to be a part of this Agreement and shall be of no further force and effect for any purpose hereunder.

SECTION 5.02 Affirmative Covenants. Commencing on the date of the Spin-Off and for long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, Kraft Foods Group will:

(a) Compliance with Laws, Etc. Comply, and cause each Major Subsidiary to comply, in all material respects, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, complying with ERISA and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), noncompliance with which would materially adversely affect the financial condition or operations of Kraft Foods Group and its Subsidiaries taken as a whole.

(b) Maintenance of Total Shareholders’ Equity. Maintain Total Shareholders’ Equity of not less than the Minimum Shareholders’ Equity.

(c) Reporting Requirements. Furnish to the Lenders:

(i) as soon as available and in any event within 5 days after the due date for Kraft Foods Group to have filed its Quarterly Report on Form 10-Q with the Commission for the first three quarters of each fiscal year, an unaudited interim condensed consolidated balance sheet of Kraft Foods Group and its Subsidiaries as of the end of such quarter and unaudited interim condensed consolidated statements of earnings (or, for any period prior to the Spin-Off, an unaudited interim condensed combined balance sheet and statement of earnings) of Kraft Foods Group and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Kraft Foods Group;

(ii) as soon as available and in any event within 15 days after the due date for Kraft Foods Group to have filed its Annual Report on Form 10-K with the Commission for each fiscal year, a copy of the consolidated financial statements for such year for Kraft Foods Group and its Subsidiaries, audited by PricewaterhouseCoopers LLP (or other independent auditors which, as of the date of this Agreement, are one of the “big four” accounting firms);

(iii) all reports which Kraft Foods Group sends to any of its shareholders, and copies of all reports on Form 8-K (or any successor forms adopted by the Commission) which Kraft Foods Group files with the Commission;

(iv) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer or treasurer of Kraft Foods Group setting forth details of such Event of Default or event and the action which Kraft Foods Group has taken and proposes to take with respect thereto; and

(v) such other information respecting the condition or operations, financial or otherwise, of Kraft Foods Group or any Major Subsidiary as any Lender through the Administrative Agent may from time to time reasonably request.

In lieu of furnishing the Lenders the items referred to in clauses (i), (ii) and (iii) above, Kraft Foods Group may make such items available on the Internet at a website identified by Kraft Foods Group to the Administrative Agent (which website includes an option to subscribe to a free service alerting subscribers by e-mail of new Commission filings) or any successor or replacement website thereof, or by similar electronic means.

(d) Ranking. Each Advance made to Kraft Foods Group and each Guaranty by Kraft Foods Group of an Advance made to another Borrower hereunder shall at all times constitute senior Debt of Kraft Foods Group ranking equally in right of payment with all existing and future senior Debt of Kraft Foods Group and senior in right of payment to all existing and future subordinated Debt of Kraft Foods Group.

SECTION 5.03 Negative Covenants. Commencing on the date of the Spin-Off and for so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, Kraft Foods Group will not:

(a) Liens, Etc. Create or suffer to exist, or permit any Major Subsidiary to create or suffer to exist, any lien, security interest or other charge or encumbrance (other than operating leases and licensed intellectual property), or any other type of preferential arrangement (“Liens”), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any Major Subsidiary to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

(i) Liens upon or in property acquired or held by it or any Major Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

(ii) Liens existing on property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition);

(iii) Liens existing on the date hereof securing Debt;

(iv) Liens on property financed through the issuance of industrial revenue bonds in favor of the holders of such bonds or any agent or trustee therefor;

(v) Liens existing on property of any Person acquired by Kraft Foods Group or any Major Subsidiary;

(vi) Liens securing Debt in an aggregate amount not in excess of 15% of Consolidated Tangible Assets;

(vii) Liens upon or with respect to Margin Stock;

(viii) Liens in favor of Kraft Foods Group or any Major Subsidiary;

(ix) precautionary Liens provided by Kraft Foods Group or any Major Subsidiary in connection with the sale, assignment, transfer or other disposition of assets by Kraft Foods Group or such Major Subsidiary which transaction is determined by the Board of Directors of Kraft Foods Group or such Major Subsidiary to constitute a “sale” under accounting principles generally accepted in the United States; and

(x) any extension, renewal or replacement of the foregoing, provided that (A) such Lien does not extend to any additional assets (other than a substitution of like assets), and (B) the amount of Debt secured by any such Lien is not increased.

(b) Mergers, Etc. Consolidate with or merge into, or, except to the extent necessary to implement the Spin-Off, convey or transfer, or permit one or more of its Subsidiaries to convey or transfer, the properties and assets of Kraft Foods Group and its Subsidiaries substantially as an entirety to, any Person unless, immediately before and after giving effect thereto, no Default or Event of Default would exist and, in the case of any merger or consolidation to which Kraft Foods Group is a party, the surviving corporation is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and assumes all of Kraft Foods Group’s obligations under this Agreement (including without limitation the covenants set forth in Article V) by the execution and delivery of an instrument in form and substance satisfactory to the Required Lenders.

ARTICLE VI

Events of Default

SECTION 6.01 Events of Default. Except as otherwise provided in Section 9.15 following the consummation of the Spin-Off, each of the following events (each an “Event of Default”) shall constitute an Event of Default:

(a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay interest on any Advance, or Kraft Foods Group shall fail to pay any fees payable under Section 2.09, within ten days after the same becomes due and payable (or after notice from the Administrative Agent in the case of fees referred to in Section 2.09(b)); or

(b) Any representation or warranty made or deemed to have been made by any Borrower (prior to and following the Spin-Off) or by Kraft Foods (prior to the Spin-Off only) herein or by any Borrower (prior to and following the Spin-Off) or by Kraft Foods (prior to the Spin-Off only) (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; or

(c) Any Borrower (or, prior to the Spin-Off, Kraft Foods) shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.02(b) or 5.03(b) hereof, or, prior to the Spin-Off, contained in Section 5.01(b) or 5.02(b) of the Kraft Foods Revolving Credit Agreement as incorporated by reference herein pursuant to Section 5.01 hereof, (ii) any term, covenant or agreement contained in Section 5.03(a) hereof or, prior to the Spin-Off, contained in Section 5.02(a) of the Kraft Foods Revolving Credit Agreement as incorporated by reference herein pursuant to Section 5.01 hereof, if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to Kraft Foods Group by the Administrative Agent or any Lender or (iii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Kraft Foods Group by the Administrative Agent or any Lender; or

(d) Any Borrower or any Major Subsidiary (or, prior to the Spin-Off, Kraft Foods) shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt arising under this Agreement) of such Borrower, such Major Subsidiary or Kraft Foods (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt unless adequate provision for any such payment has been made in form and substance satisfactory to the Required Lenders; or any Debt of any Borrower or any Major Subsidiary (or, prior to the Spin-Off, Kraft Foods) which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt arising under this Agreement) shall be declared to be due and payable, or required to be prepaid (other than by a scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof as a result of a breach by such Borrower, such Major Subsidiary or Kraft Foods (as the case may be) of the agreement or instrument relating to such Debt unless adequate provision for the payment of such Debt has been made in form and substance satisfactory to the Required Lenders; or

(e) Any Borrower or any Major Subsidiary (or, prior to the Spin-Off, Kraft Foods) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Major Subsidiary (or, prior to the Spin-Off, Kraft Foods) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any of its property constituting a substantial part of the property of Kraft Foods Group and its Subsidiaries taken as a whole (or, prior to the Spin-Off, Kraft Foods and its Subsidiaries taken as a whole) shall occur; or any Borrower or any Major Subsidiary (or, prior to the Spin-Off, Kraft Foods) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against any Borrower or any Major Subsidiary (or, prior to the Spin-Off, Kraft Foods) and there shall be any period of 60 consecutive days during which a stay of enforcement of such unsatisfied judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Any Borrower or any ERISA Affiliate (or, prior to the Spin-Off, Kraft Foods) shall incur, or shall be reasonably likely to incur, liability in excess of $500,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of any Borrower or any ERISA Affiliate (or, prior to the Spin-Off, Kraft Foods) from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; provided, however, that no Default or Event of Default under this Section 6.01(g) shall be deemed to have occurred if such Borrower any ERISA Affiliate or Kraft Foods shall have made arrangements satisfactory to the PBGC or the Required Lenders to discharge or otherwise satisfy such liability (including the posting of a bond or other security); or

(h) So long as any Subsidiary of Kraft Foods Group is a Designated Subsidiary, the Guaranty provided by Kraft Foods Group (prior to and following the Spin-Off) or Kraft Foods (prior to the Spin Off only) under Article VIII hereof in respect of such Designated Subsidiary shall for any reason cease (other than in accordance with the provisions of Article VIII) to be valid and binding on Kraft Foods Group or Kraft Foods, as applicable, or Kraft Foods Group or Kraft Foods shall so state in writing; or

(i) Prior to the Spin-Off, the Guaranty provided by Kraft Foods under Article VIII hereof in respect of Kraft Foods Group shall for any reason cease (other than in accordance with the provisions of Article VIII) to be valid and binding on Kraft Foods or Kraft Foods shall so state in writing.

SECTION 6.02 Lenders’ Rights upon Event of Default. If an Event of Default occurs and is continuing, then the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to Kraft Foods Group:

(a) declare the obligation of each Lender to make further Advances to be terminated, whereupon the same shall forthwith terminate, and

(b) declare all the Advances then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances then outstanding, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower (or, prior to the Spin-Off, Kraft Foods) under the Federal Bankruptcy Code or any equivalent bankruptcy or insolvency laws of any state or foreign jurisdiction, (i) the obligation of each Lender to make Advances shall automatically be terminated and (ii) the Advances then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

ARTICLE VII

The Administrative Agent

SECTION 7.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by Kraft Foods or any Borrower as required by the terms of this Agreement or at the request of Kraft Foods or such Borrower, and any notice provided pursuant to Section 5.02(c)(iv). Notwithstanding any provision to the contrary contained elsewhere herein, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 7.02 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

(a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;

(b) may consult with legal counsel (including counsel for any Borrower or Kraft Foods), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement by any Borrower or Kraft Foods;

(d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or Kraft Foods or to inspect the property (including the books and records) of any Borrower or Kraft Foods;

(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

(f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, telex, registered mail or, for the purposes of Section 2.02(a) or 2.07(b), email) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03 The Administrative Agent and Affiliates. With respect to its Commitment and the Advances made by it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with Kraft Foods, any Borrower, any of their respective Subsidiaries and any Person who may do business with or own securities of Kraft Foods Group, Kraft Foods, any Borrower or any such Subsidiary, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Co-Administrative Agent, the Paying Agent, any Co-Syndication Agent, any Co-Documentation Agent, any Joint Bookrunner or Joint Lead Arranger, or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Co-Administrative Agent, the Paying Agent, any Co-Syndication Agent, any Co-Documentation Agent, any Joint Bookrunner or Joint Lead Arranger, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers or Kraft Foods), ratably according to the respective principal amounts of the Pro Rata Advances then owing to each of them (or if no Pro Rata Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, in each case, to the extent relating to the Administrative Agent in its capacity as such (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by Kraft Foods Group, the Borrowers or Kraft Foods. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

SECTION 7.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Kraft Foods Group and may be removed at any time with or without cause by the Required Lenders. Upon the resignation or removal of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent (with the consent of Kraft Foods Group so long as no Event of Default shall have occurred and be continuing). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may (with the consent of Kraft Foods Group so long as no Event of Default shall have occurred and be continuing), on behalf of the Lenders, appoint a successor Administrative Agent, which shall be (a) a Lender and (b) a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement; provided that should the Administrative Agent for any reason not appoint a successor Administrative Agent, which it is under no obligation to do, then the rights, powers, discretion, privileges and duties referred to in this Section 7.06 shall be vested in the Required Lenders until a successor Administrative Agent has been appointed. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 7.07 Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Joint Bookrunners and Joint Lead Arrangers. (i) JPMorgan Chase Bank, N.A. and Barclays Bank PLC have been designated as Co-Administrative Agents, (ii) Citibank, N.A. and The Royal Bank of Scotland plc have been designated as Co-Syndication Agents,

(iii) Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association have been designated as Co-Documentation Agents, (iv) J.P. Morgan Securities LLC, Barclays Bank PLC, Citigroup Global Markets Inc. and RBS Securities Inc. have been designated as Joint Bookrunners under this Agreement and (v) J.P. Morgan Securities LLC, Barclays Bank PLC, Citigroup Global Markets Inc., RBS Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities LLC and Wells Fargo Securities, LLC have been designated as Joint Lead Arrangers under this Agreement, but the use of the aforementioned titles does not impose on any of them any duties or obligations greater than those of any other Lender.

SECTION 7.08 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 2.15(a) or (c), each Lender shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other governmental authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Note against any amount due the Administrative Agent under this Section 7.08. The agreements in this Section 7.08 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Agreement and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE VIII

Guaranty

SECTION 8.01 Guaranty. (a) Kraft Foods hereby unconditionally and irrevocably guarantees (the undertaking of Kraft Foods contained in this Article VIII being the “Kraft Foods Guaranty”) the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Kraft Foods Group and each other Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the “Obligations”), and any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under the Kraft Foods Guaranty.

(b) Kraft Foods Group hereby unconditionally and irrevocably guarantees (the undertaking of Kraft Foods Group contained in this Article VIII being the “Kraft Foods Group Guaranty” and together with the Kraft Foods Guaranty, the “Guaranty”) the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Designated Subsidiary now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the “Designated Subsidiary Obligations”), and any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under the Kraft Foods Group Guaranty.

SECTION 8.02 Guaranty Absolute. Each of Kraft Foods and Kraft Foods Group guarantees that the Obligations or the Designated Subsidiary Obligations, as applicable, will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The liability of Kraft Foods under the Kraft Foods Guaranty and Kraft Foods Group under the Kraft Foods Group Guaranty, as the case may be, shall be absolute and unconditional irrespective of:

(a) any lack of validity, enforceability or genuineness of any provision of this Agreement or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or the Designated Subsidiary Obligations, as applicable, or any other amendment or waiver of or any consent to departure from this Agreement;

(c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations or the Designated Subsidiary Obligations, as applicable;

(d) any law or regulation of any jurisdiction or any other event affecting any term of a guaranteed Obligation or Designated Subsidiary Obligation; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Kraft Foods Group, any other Borrower or Kraft Foods.

The Kraft Foods Guaranty and the Kraft Foods Group Guaranty, as the case may be, shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or Designated Subsidiary Obligations, as applicable, is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, all as though such payment had not been made.

SECTION 8.03 Waivers.

(a) Each of Kraft Foods and Kraft Foods Group hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations or the Designated Subsidiary Obligations, as applicable, and this Guaranty and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Kraft Foods Group, a Borrower or any other Person or any collateral.

(b) Kraft Foods hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against any Borrower that arise from the existence, payment, performance or enforcement of the obligations of Kraft Foods, under the Kraft Foods Guaranty or this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against such Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to Kraft Foods in violation of the preceding sentence at any time prior to the later of the cash payment in full of the Obligations and all other amounts payable under the Kraft Foods Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations and all other amounts payable under the Kraft Foods Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Kraft Foods Guaranty, or to be held as collateral for any Obligations or other amounts payable under the Kraft Foods Guaranty thereafter arising. Kraft Foods acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Kraft Foods Guaranty and that the waiver set forth in this Section 8.03(b) is knowingly made in contemplation of such benefits.

(c) Kraft Foods Group hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against any Designated Subsidiary that arise from the existence, payment, performance or enforcement of the obligations of Kraft Foods Group, under the Kraft Foods Group Guaranty or this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against such Designated Subsidiary or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Designated Subsidiary, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to Kraft Foods Group in violation of the preceding sentence at any time prior to the later of the cash payment in full of the Designated Subsidiary Obligations and all other amounts payable under the Kraft Foods Group Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Designated Subsidiary Obligations and all other amounts payable under the Kraft Foods Group Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Kraft Foods Group Guaranty, or to be held as collateral for any Designated Subsidiary Obligations or other amounts payable under the Kraft Foods Group Guaranty thereafter arising. Kraft Foods Group acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Kraft Foods Group Guaranty and that the waiver set forth in this Section 8.03(c) is knowingly made in contemplation of such benefits.

SECTION 8.04 Continuing Guaranty. (a) Subject to Section 8.05, the Kraft Foods Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations (including any and all Obligations which remain outstanding after the Termination Date) and all other amounts payable under the Kraft Foods Guaranty, (ii) be binding upon each of Kraft Foods and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their respective successors, transferees and assigns.

(b) The Kraft Foods Group Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Designated Subsidiary Obligations (including any and all Designated Subsidiary Obligations which remain outstanding after the Termination Date) and all other amounts payable under the Kraft Foods Group Guaranty, (ii) be binding upon each of Kraft Foods Group and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their respective successors, transferees and assigns.

SECTION 8.05 Termination of Kraft Foods Guaranty. Notwithstanding anything to the contrary contained herein, upon consummation of the Spin-Off, the Kraft Foods Guaranty shall automatically terminate and Kraft Foods shall automatically be released from the Kraft Foods Guaranty and from all claims, liabilities or obligations thereunder or in respect thereof. The Administrative Agent, at the request of Kraft Foods Group or Kraft Foods and at the sole expense of Kraft Foods Group, shall execute and deliver to Kraft Foods Group and Kraft Foods all releases or other documents reasonably requested to evidence such termination and release.

ARTICLE IX

Miscellaneous

SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower or Kraft Foods therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and Kraft Foods Group, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (including Defaulting Lenders) affected thereby and Kraft Foods Group, do any of the following: (a) waive any of the conditions specified in Sections 3.01, 3.02 or 3.03 (it being understood and agreed that any waiver or amendment of a representation, warranty, covenant, Default or Event of Default shall not constitute a waiver of any condition specified in Section 3.01, 3.02 or 3.03 unless the amendment or waiver so provides), (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or the amount or rate of interest on, the Pro Rata Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Pro Rata Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Pro Rata Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release Kraft Foods Group or, except as provided in Article VIII and in Section 9.15, Kraft Foods from any of its obligations under Article VIII, (g) change Section 2.16 in a manner that would alter the pro rata sharing of payments required thereby (other than to extend the Termination Date applicable to the Advances and Commitments of consenting Lenders and to compensate such Lenders for consenting to such extension; provided that (i) no amendment permitted by this parenthetical shall reduce the amount of or defer any payment of principal, interest or fees to non-extending Lenders or otherwise adversely affect the rights of non-extending Lenders under this Agreement and (ii) the opportunity to agree to such extension and receive such compensation shall be offered on equal terms to all the Lenders) or (h) amend this Section 9.01; provided further that no waiver of the conditions specified in Section 3.04 in connection with any Competitive Bid Borrowing shall be effective unless consented to by all Lenders making Competitive Bid Advances as part of such Competitive Bid Borrowing; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement, (y) this Agreement may be amended with the written consent of the Administrative Agent, Kraft Foods Group and the Augmenting Lenders pursuant to Section 2.18 and (z) no amendment, waiver or consent shall, unless in writing and signed by Kraft Foods in addition to the Lenders required above to take such action, affect the rights or obligations of Kraft Foods hereunder.

SECTION 9.02 Notices, Etc.

(a) Addresses. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered (or in the case of any Notice of Borrowing or Notice of Competitive Bid Borrowing, emailed), as follows:

if to Kraft Foods Group or any other Borrower:

c/o Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois 60093

Attention: Treasurer, NF667

Fax number: (847) 646-7612;

with a copy to:

c/o Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois 60093

Attention: Vice President and Corporate Secretary, NF583

Fax number: (847) 646-2753;

and, for any notice or other communication delivered prior to the Spin-Off,

c/o Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093

Attention: Treasurer, NF667

Fax number: (847) 646-7612;

if to Kraft Foods, as guarantor:

Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093

Attention: Vice President and Corporate Secretary, NF583

Fax number: (847) 646-2753;

if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule II hereto;

if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender;

if to the Administrative Agent :

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue

24th Floor

New York, NY 10179

Attention: Jocelyn T. Shields

Email: Jocelyn.t.shields@jpmorgan.com

Fax number: (212) 270-6637

with a copy to:

JPMorgan Loan Services

1111 Fannin Street

10th Floor

Houston, Texas 77002

Attention: Lisa A. McCants

Email: lisa.a.mccants@jpmorgan.com

Fax number: 713-750-2956;

or, as to any Borrower, Kraft Foods or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to Kraft Foods Group and the Administrative Agent.

(b) Effectiveness of Notices. All such notices and communications shall, when mailed, telecopied or emailed, be effective when deposited in the mail, telecopied or emailed, respectively, except that notices and communications to the Administrative Agent, pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent, or if the date of receipt is not a Business Day, as of 9:00 a.m. (New York City time) on the next succeeding Business Day. Delivery by telecopier or email of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04 Costs and Expenses.

(a) Administrative Agent; Enforcement. Kraft Foods Group agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (excluding any cost or expenses for administration related to the overhead of the Administrative Agent), modification and amendment of this Agreement and the documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Joint Bookrunners with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement (which, insofar as such costs and expenses relate to the preparation, execution and delivery of this Agreement and the closing hereunder, shall be limited to the reasonable fees and expenses of Cahill, Gordon & Reindel LLP), and all costs and expenses of the Lenders and the Administrative Agent, if any (including, without limitation, reasonable counsel fees and expenses of the Lenders and the Administrative Agent), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder.

(b) Prepayment of LIBO Rate Advances or Floating Rate Bid Advances. If any payment of principal of LIBO Rate Advance or Floating Rate Bid Advance is made other than on the last day of the Interest Period for such Advance or at its maturity, as a result of a payment pursuant to Section 2.11, acceleration of the maturity of the Advances pursuant to Section 6.02, an assignment made as a result of a demand by Kraft Foods Group pursuant to Section 9.07(a) or for any other reason, Kraft Foods Group shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. Without prejudice to the survival of any other agreement of any Borrower or Kraft Foods Group hereunder, the agreements and obligations of each Borrower and Kraft Foods Group contained in Section 2.02(c), 2.05, 2.12, 2.15, this Section 9.04(b) and Section 9.04(c) shall survive the payment in full of principal and interest hereunder.

(c) Indemnification. Each Borrower jointly and severally agrees to indemnify and hold harmless each Agent, each Joint Lead Arranger and each Lender and each of their respective affiliates, control persons, directors, officers, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Party, in each case in connection with or arising out of, or in connection with the preparation for or defense of, any investigation, litigation, or proceeding (i) related to this Agreement or any of the other documents delivered hereunder, the Advances or any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by any Borrower, whether or not such Indemnified Party is a party to such transaction, or (ii) related to any Borrower’s or Kraft Foods’ consummation of any transaction or proposed transaction contemplated hereby (whether or not consummated) or entering into this Agreement, or to any actions or omissions of any Borrower or Kraft Foods, any of their respective Subsidiaries or affiliates or any of its or their respective officers, directors, employees or agents in connection therewith, in each case whether or not an Indemnified Party is a party thereto and whether or not such investigation, litigation or proceeding is brought by any Borrower, Kraft Foods or any other Person; provided, however, that no Borrower shall be required to indemnify an Indemnified Party from or against any portion of such claims, damages, losses, liabilities or expenses that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

SECTION 9.05 Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.02, each Lender is hereby authorized at any time and from time to time after providing written notice to the Administrative Agent of its intention to do so, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any of its affiliates to or for the credit or the account of Kraft Foods Group or any other Borrower (or, prior to the Spin-Off, Kraft Foods) against any and all of the obligations of any Borrower or Kraft Foods Group (or, prior to the Spin-Off, Kraft Foods) now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender shall promptly notify the appropriate Borrower or Kraft Foods, as the case may be, after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its affiliates may have.

SECTION 9.06 Binding Effect. (a) This Agreement shall be binding upon and inure to the benefit of each of the Borrowers, Kraft Foods, the Administrative Agent and each Lender and their respective successors and assigns, except that none of any Borrower or Kraft Foods shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

(b) Notwithstanding anything to the contrary contained herein, upon consummation of the Spin-Off, Kraft Foods shall automatically cease to be a party to this Agreement and this Agreement shall no longer be binding upon Kraft Foods; provided, that Kraft Foods shall continue to have the benefit of Sections 8.05 and 9.15.

SECTION 9.07 Assignments and Participations.

(a) Assignment of Lender Obligations. Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Pro Rata Advances owing to it), subject to the following:

(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than, except in the case of an assignment made pursuant to Section 9.07(h), any Competitive Bid Advances owing to such Lender or any Competitive Bid Notes held by it);

(ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event, other than with respect to assignments to other Lenders, or affiliates of Lenders, be less than $10,000,000, subject in each case to reduction at the sole discretion of Kraft Foods Group, and shall be an integral multiple of $1,000,000;

(iii) each such assignment shall be to an Eligible Assignee;

(iv) each such assignment shall require the prior written consent of (x) the Administrative Agent, and (y) unless an Event of Default under Sections 6.01(a) or (e) has occurred and is continuing, Kraft Foods Group (such consents not to be unreasonably withheld or delayed and such consents by Kraft Foods Group shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from Kraft Foods Group within ten (10) Business Days after notice of such proposed assignment has been delivered to Kraft Foods Group); provided, that no consent of the Administrative Agent or Kraft Foods Group shall be required for an assignment to another Lender or an affiliate of a Lender; and

(v) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such assignment is made to an affiliate of the transferring Lender) provided, that, if such assignment is made pursuant to Section 9.07(h), Kraft Foods Group shall pay or cause to be paid such $3,500 fee.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than those provided under Section 9.04 and, with respect to the period during which it is a Lender, Sections 2.12 and 2.15) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto), other than Section 9.12.

(b) Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or Kraft Foods or the performance or observance by any Borrower or Kraft Foods of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee represents that (A) the source of any funds it is using to acquire the assigning Lender’s interest or to make any Advance is not and will not be plan assets as defined under the regulations of the Department of Labor of any Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or (B) the assignment or Advance is not and will not be a non-exempt prohibited transaction as defined in Section 406 of ERISA; (vii) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c) Agent’s Acceptance. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Pro Rata Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Kraft Foods Group.

(d) Register. The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, Kraft Foods, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender (or, prior to the Spin-Off, Kraft Foods) at any reasonable time and from time to time upon reasonable prior notice.

(e) Sale of Participation. Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it), subject to the following:

(i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to Kraft Foods Group hereunder) shall remain unchanged,

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iii) Kraft Foods Group, the other Borrowers, Kraft Foods, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement,

(iv) each participant shall be entitled to the benefits of Sections 2.12 and 2.15 (subject to the limitations and requirements of those Sections, including the requirements to provide forms and/or certificates pursuant to Section 2.15(e), (f) or (g)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (e) of this Section,

(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Borrower or Kraft Foods therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and

(vi) a participant shall not be entitled to receive any greater payment under Sections 2.12 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Kraft Foods Group’s or the relevant Borrower’s prior written consent (not to be unreasonably withheld or delayed).

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the relevant Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Disclosure of Information. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower or Kraft Foods furnished to such Lender by or on behalf of any Borrower or Kraft Foods; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to any Borrower or Kraft Foods or any of their respective Subsidiaries received by it from such Lender.

(g) Regulation A Security Interest. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank or central bank performing similar functions in accordance with Regulation A.

(h) Replacement of Lenders. In the event that (i) any Lender shall have delivered a notice pursuant to Section 2.13, (ii) any Borrower shall be required to make additional payments to or for the account of any Lender under Section 2.12 or 2.15, (iii) any Lender (a “Non-Consenting Lender”) shall withhold its consent to any amendment that requires the consent of all the Lenders and that has been consented to by the Required Lenders or (iv) any Lender shall become a Defaulting Lender, Kraft Foods Group shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, (A) to terminate the Commitment of such Lender or (B) to require such Lender to transfer and assign at par and without recourse (in accordance with and subject to the restrictions contained in Section 9.07) all its interests, rights and obligations under this Agreement to one or more other financial institutions acceptable to Kraft Foods Group and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), which shall assume such obligations; provided, that (x) in the case of any replacement of a Non-Consenting Lender, each assignee shall have consented to the relevant amendment, (y) no such termination or assignment shall conflict with any law or any rule, regulation or order of any governmental authority and (z) the Borrowers or the assignee (or assignees), as the case may be, shall pay to each affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Advances made by it hereunder and all other amounts accrued for its account or owed to it hereunder. Kraft Foods Group will not have the right to terminate the commitment of any Lender, or to require any Lender to assign its rights and interests hereunder, if, prior to such termination or assignment, as a result of a waiver by such Lender or otherwise, the circumstances entitling Kraft Foods Group to require such termination or assignment cease to apply. Each Lender agrees that, if Kraft Foods Group elects to replace such Lender in accordance with this Section 9.07, it shall promptly execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Advances) subject to such Assignment and Acceptance; provided that the failure of any such Lender to execute an Assignment and Acceptance shall not render such assignment invalid and such assignment shall be recorded in the Register.

SECTION 9.08 Designated Subsidiaries.

(a) Designation. Kraft Foods Group may at any time, and from time to time after the Effective Date, by delivery to the Administrative Agent of a Designation Agreement duly executed by Kraft Foods Group and the respective Subsidiary and substantially in the form of Exhibit D hereto, designate such Subsidiary as a “Designated Subsidiary” for purposes of this Agreement and such Subsidiary shall thereupon become a “Designated Subsidiary” for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Lender of each such designation by Kraft Foods Group and the identity of the respective Subsidiary.

Notwithstanding the foregoing, no Lender shall be required to make Advances to a Designated Subsidiary in the event that the making of such Advances would or could reasonably be expected to breach, violate or otherwise be inconsistent with any internal policy (other than with respect to Designated Subsidiaries formed under the laws of any nation that is a member of the Organization for Economic Cooperation and Development as of the date hereof), law or regulation to which such Lender is, or would be upon the making of such Advance, subject. In addition, each Lender shall have the right to make any Advances to any Designated Subsidiary that is a Foreign Subsidiary of Kraft Foods Group through an affiliate or non-U.S. branch of such Lender designated by such Lender at its sole option; provided such designation and Advance does not, in and of itself, subject the Borrowers to greater costs pursuant to Section 2.12 or 2.15 than would have been payable if such Lender made such Advance directly.

(b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Pro Rata Borrowing or Notice of Competitive Bid Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary’s status as a “Designated Subsidiary” shall terminate upon notice to such effect from the Administrative Agent to the Lenders (which notice the Administrative Agent shall give promptly, upon and only upon its receipt of a request therefor from Kraft Foods Group). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such former Designated Subsidiary until such time as it has been redesignated a Designated Subsidiary by Kraft Foods Group pursuant to Section 9.08(a).

SECTION 9.09 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the substantive laws of the State of New York without regard to choice of law doctrines.

SECTION 9.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or email shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.11 Jurisdiction, Etc.

(a) Submission to Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each of Kraft Foods and each Borrower hereby agrees that service of process in any such action or proceeding brought in any such court may be made upon the process agent appointed pursuant to Section 9.11(b) (the “Process Agent”) and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower and Kraft Foods further irrevocably consents to the service of process in any such action or proceeding in any such court by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower or Kraft Foods, as applicable, at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

(b) Appointment of Process Agent. Kraft Foods Group agrees to appoint a Process Agent from the Effective Date through the repayment in full of all Obligations hereunder (i) to receive on behalf of Kraft Foods (prior to the Spin-Off only), each Borrower and each Designated Subsidiary and their respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to this Agreement and (ii) to forward forthwith to Kraft Foods (prior to the Spin-Off only), each Borrower and each Designated Subsidiary at their respective addresses copies of any summons, complaint and other process which such Process Agent receives in connection with its appointment. Kraft Foods Group will give the Administrative Agent prompt notice of such Process Agent’s address.

(c) Waivers.

(i) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(ii) To the extent permitted by applicable law, each of the Borrowers, Kraft Foods and the Lenders shall not assert and hereby waives, any claim against any other party hereto or any of their respective affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to this Agreement or any related document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of the parties hereto hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. For the avoidance of doubt, the waiver of claims for such damages against each Borrower and Kraft Foods shall not limit the indemnity obligations set forth in Section 9.04(c).

(iii) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.11(C) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE ADVANCES MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 9.12 Confidentiality. None of the Agents nor any Lender shall disclose any confidential information relating to Kraft Foods Group, any other Borrower or Kraft Foods to any other Person without the consent of Kraft Foods Group, other than (a) to such

Agent’s or such Lender’s affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then, in each such case, only on a confidential basis; provided, however, that such actual or prospective assignee or participant shall have been made aware of this Section 9.12 and shall have agreed to be bound by its provisions as if it were a party to this Agreement, (b) as required by any law, rule or regulation or judicial process, and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or other financial institutions.

SECTION 9.13 Integration. This Agreement and the Notes represent the agreement of Kraft Foods Group, the other Borrowers, Kraft Foods, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, Kraft Foods Group, the other Borrowers, Kraft Foods or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes other than the matters referred to in Sections 2.09(b) and 9.04(a), the Fee Letter and any other fee letters entered into among Kraft Foods Group and the Joint Bookrunners, if any, and except for any confidentiality agreements entered into by Lenders in connection with this Agreement or the transactions contemplated hereby.

SECTION 9.14 USA Patriot Act Notice. The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

SECTION 9.15 Status of Kraft Foods Following Spin-Off. Notwithstanding any other provision contained in this Agreement, (a) upon the consummation of the Spin-Off, all obligations and liabilities of Kraft Foods under or in connection with this Agreement and the transactions contemplated hereby, whether as a guarantor, pursuant to any representation, covenant, indemnity or other undertaking or otherwise, and whether based on contract or any other theory, shall terminate and be of no further force or effect and (b) following the consummation of the Spin-Off, no event, representation, agreement or circumstance (including any of the foregoing that would but for this Section constitute a Default or Event of Default) relating to Kraft Foods or its Subsidiaries (other than Kraft Foods Group and such other Subsidiaries of Kraft Foods on the date hereof as shall be Subsidiaries of Kraft Foods Group following the Spin-Off) or to their respective obligations or liabilities under or in connection with this Agreement prior to the Spin-Off shall constitute or be deemed to constitute a Default or Event of Default hereunder, or shall result in any failure of a condition to borrowing under Article III, or shall result in any liability on the part of Kraft Foods Group or its Subsidiaries, whether based on contract or any other theory.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KRAFT FOODS GROUP, INC.

By:	/s/ Barbara L. Braiser
	Name:	Barbara L. Braiser
	Title:	Senior Vice President and Treasurer

KRAFT FOODS INC., as Guarantor

By:	/s/ Barbara L. Braiser
	Name:	Barbara L. Braiser
	Title:	Senior Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Co- Administrative Agent, Paying Agent and Lender

By:	/s/ Tony Yung
	Name:	Tony Yung
	Title:	Executive Director

BARCLAYS BANK PLC, as Co-Administrative Agent and Lender

By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Director

CITIBANK, N.A., as Co-Documentation Agent and Lender,

By:	/s/ Carolyn Kee
	Name:	Carolyn Kee
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Co-Documentation Agent and Lender

By:	/s/ Karl Studer
	Name:	Karl Studer
	Title:	Director

By:	/s/ Stephan Brectbuel
	Name:	Stephan Brectbuel
	Title:	Assistant Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

By:	/s/ Heidi Sandquist
	Name:	Heidi Sandquist
	Title:	Director

DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agent

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

By:	/s/ Heidi Sandquist
	Name:	Heidi Sandquist
	Title:	Director

HSBC BANK USA, National Association, as Co-Documentation Agent and Lender

By:	/s/ Robert J. Devir
	Name:	Robert J. Devir
	Title:	Managing Director

THE ROYAL BANK OF SCOTLAND plc, as Co-Documentation Agent, Co-Syndication Agent and Lender

By:	/s/ Michaela V. Galluzzo
	Name:	Michaela V. Galluzzo
	Title:	Director

RBS Securities Inc., as Joint Bookrunner and Joint Lead Arranger

By:	/s/ Peter Klein
	Name:	Peter Klein
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and Lender

By:	/s/ Daniel R. Van Aken
	Name:	Daniel R. Van Aken
	Title:	Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ William F. Sweeney
	Name:	William F. Sweeney
	Title:	Managing Director

BNP Paribas, as a Lender

By:	/s/ Mike Shryock
	Name:	Mike Shryock
	Title:	Managing Director

By:	/s/ Fik Durmus
	Name:	Fik Durmus
	Title:	Director

COMPASS BANK, as a Lender

By:	/s/ Ramon Garcia
	Name:	Ramon Garcia
	Title:	Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Mattias Guillet
	Name:	Mattias Guillet
	Title:	Director

By:	/s/ Blake Wright
	Name:	Blake Wright
	Title:	Managing Director

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

ROYAL BANK OF CANADA, as a Lender

By:	/s/ David Cole
	Name:	David Cole
	Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Christine Howatt
	Name:	Christine Howatt
	Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Navneet Khanna
	Name:	Navneet Khanna
	Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

CoBank, ACB, as a Lender

By:	/s/ Rick Metzger
	Name:	Rick Metzger
	Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ James P. Byrnes
Name: James P. Byrnes Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jon R. Hinard
Name: Jon R. Hinard Title: Senior Vice President

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ Andrei Bourdine
Name: Andrei Bourdine Title: Assistant Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Karen Czys
Name: Karen Czys Title: Officer

Schedule I

List of Lenders and Commitments

Lender	Commitment Amount $

JPMorgan Chase Bank, N.A.	210,000,000.00

Barclays Bank PLC	210,000,000.00

Citibank, N.A.	210,000,000.00

The Royal Bank of Scotland plc	210,000,000.00

Credit Suisse AG, Cayman Islands Branch	210,000,000.00

Deutsche Bank AG New York Branch	210,000,000.00

HSBC Bank USA, National Association	210,000,000.00

Wells Fargo Bank, N.A.	210,000,000.00

Bank of America, N.A.	107,000,000.00

BNP Paribas	107,000,000.00

Compass Bank	107,000,000.00

Credit Agricole Corporate and Investment Bank	107,000,000.00

Goldman Sachs Bank USA	107,000,000.00

Mizuho Corporate Bank, Ltd.	107,000,000.00

Royal Bank of Canada	107,000,000.00

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	107,000,000.00

U.S. Bank National Association	107,000,000.00

UBS Loan Finance LLC	107,000,000.00

CoBank	50,000,000.00

Schedule I-1

Fifth Third Bank	50,000,000.00

PNC Bank, National Association	50,000,000.00

State Street Bank and Trust Company	50,000,000.00

The Northern Trust Company	50,000,000.00

Total	$3,000,000,000.00

Schedule I-2

Schedule II

List of Applicable Lending Offices

JPMorgan Chase Bank, N.A.:	500 Stanton Christiana Road, Ops 2/3 Newark DE 19713 Attention: JPM-Delaware Loan Operations Fax: 201-244-3885

Barclays Bank PLC:	Bank Debt Management Group 745 Seventh Avenue New York, NY 10019 Attention: Noam Azachi and Nicholas Versandi Fax: 212-526-5115

Citibank, N.A.	1615 Brett Road, Building III New Castle, DE 19720 Attention: Priya Chandrasekar Fax: 212-994-0847

The Royal Bank of Scotland plc:	600 Washington Boulevard Stamford, CT 06901 Attention: Richard VanOrden Fax: 203-873-5019

Credit Suisse AG, Cayman Islands Branch	Eleven Madison Avenue New York, NY 10010 Attention: Jill Hogan Fax: 212-743-1860

Deutsche Bank AG New York Branch	5022 Gate Parkway Suite 100 Jacksonville, FL 32256 Attention: Lee Joyner Fax: 866-240-3622

HSBC Bank USA, National Association	One HSBC Center 26/F Buffalo, NY 10423 Attention: Swapna Puram Fax: 917-229-0973

Wells Fargo Bank, N.A.	1700 Lincoln St., 5th Floor MAC C7300-059 Denver, CO 80203-4500 Attention: Taylor Barnette Fax: 303-863-2729

Schedule II-1

Bank of America, N.A.	101 North Tryon Street Charlotte, NC 28255 Attention: Srikanth Rajyam Fax: 972-728-4373

BNP Paribas	155 N. Wacker Drive, Suite 4450 Chicago, IL 60606 Attention: Elizabeth de la Chevrotiere Fax: 201-850-4019

Compass Bank	24 Greenway Plaza, Suite 1400B Houston, TX 77046 Attention: Keri Seadler Fax: 205-524-0385

Credit Agricole Corporate and Investment Bank	1301 Avenue of the Americas New York, NY 10019 Attention: Jaikissoon Sanichar Fax: 917-849-5580

Goldman Sachs Bank USA	200 West Street New York, NY 10282 Fax: 917-977-3966

Mizuho Corporate Bank, Ltd.	1800 Plaza Ten Harborside Financial Center Jersey City, NJ 07311 Attention: Flora Lio Fax: 201-626-9941

Royal Bank of Canada	3 World Financial Center New York, NY 10281-8098 Attention: Bhavesh Mistry Fax: 212-428-2372

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	1251 Avenue of the Americas, 12th Floor New York, NY 10020-1104 Attention: Janet Persaud Fax: 201-521-2304

U.S. Bank National Association	400 City Center Oshkosh, WI 54901 Attention: Pamela Zarter Fax: 920-237-7993

Schedule II-2

UBS Loan Finance LLC	677 Washington Blvd. Stamford, CT 06901 Attention: Jitesh Hotwani Fax: 203-719-3888

CoBank	5500 South Quebec St. Greenwood Village, CO 80111 Attention: Shelby Abyeta Fax: 303-740-4021

Fifth Third Bank	222 S. Riverside Plaza Chicago, IL 60606 Attention: Robert Szymanski Phone: 312-704-6847

PNC Bank, National Association	6750 Miller Road Brecksville, OH 44141 Attention: Tammy Malitz Fax: 877-718-7659

State Street Bank and Trust Company	Box 5302 Boston, MA 02206 Attention: Robyn Shepard Fax: 617-662-8833

The Northern Trust Company	50 South LaSalle Street Chicago, IL 60603 Attention: Aakash Khanna Fax: 312-630-1566

Schedule II-3

EXHIBIT A-l

TO CREDIT AGREEMENT

FORM OF PRO RATA NOTE

Dated:                     20

U.S.$

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a                      corporation (the “Borrower”), HEREBY PROMISES TO PAY to                      (the “Lender”) or its registered assigns for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Pro Rata Advances outstanding on the Termination Date made by the Lender to the Borrower pursuant to the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 among Kraft Foods Group, Inc., a Virginia corporation, as a borrower and a guarantor, Kraft Foods Inc., a Virginia corporation, as a guarantor, the Lender and certain other lenders parties thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, for the Lender and such other lenders (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined).

The Borrower promises to pay interest on the unpaid principal amount of each Pro Rata Advance from the date of such Pro Rata Advance until such principal amount is paid in full, at such interest rate, and payable at such times, as are specified in the Credit Agreement. Both principal and interest in respect of each Pro Rata Advance are payable in Dollars to the Administrative Agent, for the account of the Lender at the office of the Administrative Agent, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, in same day funds. Each Pro Rata Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Pro Rata Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Pro Rata Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Pro Rata Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Promissory Note shall be governed by, and construed in accordance with, the substantive laws of the State of New York without regard to choice of law doctrines.

[NAME OF BORROWER]

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Advance	Amount of Advance	Interest Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT A-2 TO

CREDIT AGREEMENT

FORM OF COMPETITIVE BID NOTE

Dated:                     ,20

U.S.$

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a                     corporation (the “Borrower”), HEREBY PROMISES TO PAY to                      (the “Lender”) or its registered assigns for the account of its Applicable Lending Office (as defined in the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 among Kraft Foods Group, Inc., a Virginia corporation, as a borrower and a guarantor, Kraft Foods Inc., a Virginia corporation, as a guarantor, the Lender and certain other lenders parties thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, for the Lender and such other lenders (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined)), on                     , 20    , the principal amount of U.S.$[            ].

The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

Interest Rate Basis:

Day Count Convention:

Interest Payment Date(s):

Both principal and interest are payable in Dollars to the Administrative Agent, for the account of the Lender at the office of the Administrative Agent, located at 1111 Fannin Street, 10th Floor, Houston, Texas 77002, in same day funds.

This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the substantive laws of the State of New York without regard to choice of law doctrines.

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT B-l

TO CREDIT AGREEMENT

FORM OF NOTICE OF PRO RATA BORROWING

[Date]

JPMorgan Chase Bank, N.A.,

as Paying Agent, for the Lenders party to the

Credit Agreement referred to below

Attention:

Ladies and Gentlemen:

KRAFT FOODS GROUP, INC., refers to the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Kraft Foods Group, Inc., a Virginia corporation, as a borrower and a guarantor, Kraft Foods Inc., a Virginia corporation, as a guarantor, the Lender and certain other lenders parties thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Pro Rata Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Pro Rata Borrowing (the “Proposed Pro Rata Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The date of the Proposed Pro Rata Borrowing is                     , 20    .

(ii) The Type of Advances comprising the Proposed Pro Rata Borrowing is [Base Rate Advances] [LIBO Rate Advances].

(iii) The aggregate amount of the Proposed Pro Rata Borrowing is U.S.$[                    ].

[(iv) The initial Interest Period for each LIBO Rate Advance made as part of the Proposed Pro Rata Borrowing is          month(s).]

The undersigned, as applicable, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Pro Rata Borrowing:

(A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (i) thereof)) are correct, before and after giving effect to the Proposed Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

[if the Borrower is a Designated Subsidiary: the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct, before and after giving effect to the Proposed Pro Rata Borrowing and to the application of the proceeds therefrom, as though made on and as of the date hereof;]

(B) before and after giving effect to the application of the proceeds of all Borrowings on the date of such Pro Rata Borrowing (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Pro Rata Borrowing, that constitutes a Default or Event of Default; and

(C) the aggregate principal amount of the Proposed Pro Rata Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate unused Commitments of the Lenders.

Very truly yours, KRAFT FOODS GROUP, INC.

By:
Name:
Title:

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT B-2

TO CREDIT AGREEMENT

FORM OF NOTICE OF COMPETITIVE BID BORROWING

[Date]

JPMorgan Chase Bank, N.A,

as Paying Agent, for the Lenders party to the

Credit Agreement referred to below

Attention:

Ladies and Gentlemen:

[NAME OF BORROWER], refers to the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Kraft Foods Group, Inc., a Virginia corporation, as borrower and a guarantor, Kraft Foods Inc., a Virginia corporation, as a guarantor, the Lender and certain other lenders parties thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.07(b) of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the “Proposed Competitive Bid Borrowing”) is requested to be made:

(A)	Date of Competitive Bid Borrowing;

(B)	Amount of Competitive Bid Borrowing;

(C)	Interest rate basis;

(D)	Day count convention;

(E)	[Interest Period] [Maturity date];

(F)	Interest payment date(s);

(G)	Borrower’s account location;

(H)	[other terms (if any)].

The undersigned, as applicable, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

(a) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

[if the Borrower is a Designated Subsidiary: the representations and warranties of such Designated Subsidiary contained in its Designation Agreement are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of the date hereof;]

(b) after giving effect to the application of the proceeds of all Borrowings on the date of such Competitive Bid Borrowing (together with any other resources of the Borrower applied together therewith), no event has occurred and is continuing, or would result from such Proposed Competitive Bid Borrowing, that constitutes a Default or Event of Default; and

(c) the aggregate principal amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate unused Commitments of the Lenders.

The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.07(e) of the Credit Agreement.

Very truly yours, [NAME OF BORROWER], as borrower

By:
Name:
Title:

EXHIBIT C

TO CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Kraft Foods Group, Inc., a Virginia corporation, as borrower and a guarantor, Kraft Foods Inc., a Virginia corporation, as a guarantor, the Lenders parties thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, for such Lenders.

The “Assignor” and the “Assignee” referred to on Schedule 1 hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Pro Rata Advances owing to the Assignee will be as set forth on Schedule 1 hereto. Each of the Assignor and the Assignee represents and warrants that it is authorized to execute and deliver this Assignment and Acceptance.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or Kraft Foods or the performance or observance by any Borrower or Kraft Foods of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any other Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) represents that (A) the source of any funds it is using to acquire the Assignor’s interest or to make any Advance is not and will not be plan assets as defined under the regulations of the Department of Labor of any Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or (B) the

assignment or Advance is not and will be not be a non-exempt prohibited transaction as defined in Section 406 of ERISA; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

4. This Assignment and Acceptance will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent following its execution. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule 1

to

Assignment and Acceptance

Percentage interest assigned:     %

Assignee’s Commitment: U.S.$

Aggregate outstanding principal amount of Pro Rata Advances assigned: U.S.$

Effective Date1:                     , 20

[NAME OF ASSIGNOR], as Assignor

By:
Title:

Dated: , 20

[NAME OF ASSIGNEE], as Assignee

By:
Title:

Dated: , 20

Domestic Lending Office:

[Address]

Accepted this

                 day of                     , 20

JPMORGAN CHASE BANK, N.A., as Paying Agent

By:
Title:

[Approved this day of , 20 KRAFT FOODS GROUP, INC.[2]

By:
Title:]

1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

[2]	If required in accordance with Section 9.07(a)(iv) of the Credit Agreement and/or the definition of “Eligible Assignee.”

EXHIBIT D

TO CREDIT AGREEMENT

FORM OF DESIGNATION AGREEMENT

[Date]

JPMorgan Chase Bank, N.A., as Paying Agent, for the

Lenders party to the Credit Agreement referred to

below

Ladies and Gentlemen:

Reference is made to the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Kraft Foods Group, Inc., a Virginia corporation, as borrower and a guarantor, Kraft Foods Inc., a Virginia corporation, as a guarantor, the Lenders parties thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, for such Lenders.

Please be advised that Kraft Foods Group hereby designates its undersigned wholly owned Subsidiary,                      (“Designated Subsidiary”), as a “Designated Subsidiary” under and for all purposes of the Credit Agreement.

The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a “Designated Subsidiary” and/or a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement as if it were a signatory thereto. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

(a) The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of                     .

(b) The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes, if any, to be delivered by it are within the Designated Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Designated Subsidiary’s charter or by-laws or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or any material contractual restriction binding on or affecting it.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes, if any, to be delivered by it.

(d) This Designation Agreement is, and the Notes, if any, to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e) There is no pending or threatened action or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

(f) [The registered address; name, telephone number, facsimile number and email address of contact person; and internet address, if available, of the Designated Subsidiary are                      ..]3

(g) [The Federal employer identification number of the Designated Subsidiary is                      ..]4

Very truly yours,

KRAFT FOODS GROUP, INC.

By:
Name:
Title:

[DESIGNATED SUBSIDIARY]

By:
Name:
Title:

[3]	Does not apply to Designated Subsidiaries organized outside the United States.
[4]	Does not apply to Designated Subsidiaries organized outside the United States.

EXHIBIT E-1

TO CREDIT AGREEMENT

Form of Opinion of Cravath, Swaine and Moore LLP

Kraft Foods Group, Inc.

Five-Year Revolving Credit Agreement

dated as of May 18, 2012

Ladies and Gentlemen:

We have acted as special New York counsel to Kraft Foods Group, Inc., a Virginia corporation (the “Borrower”), and Kraft Foods Inc., a Virginia corporation (the “Guarantor” and, together with the Borrower, each a “Loan Party” and collectively the “Loan Parties”), in connection with the Five-Year Revolving Credit Agreement dated as of the date hereof (the “Credit Agreement”), among the Borrower, as a borrower and a guarantor, the Guarantor, as a guarantor, the lending institutions party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents for the Lenders (the “Co-Administrative Agents”), JPMorgan Chase Bank, N.A., as Paying Agent for the Lenders (the “Paying Agent”), Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents for the Lenders (the “Co-Syndication Agents”), and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents for the Lenders (the “Co-Documentation Agents”). This opinion is being delivered to you pursuant to Section 3.01(b)(iii)(A) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

(i) the Credit Agreement; and

(ii) the agreements identified on Schedule 1 hereto (collectively, the “Specified Agreements”).

We have also relied, with respect to certain factual matters, on the representations and warranties of each Loan Party contained in the Credit Agreement and have assumed compliance by each Loan Party with the terms of the Credit Agreement.

In rendering our opinion, we have assumed (a) the genuineness of all signatures, (b) the due existence of the Guarantor and the Borrower, (c) that each party to the Credit Agreement has all necessary power, authority and legal right to execute and deliver the Credit Agreement and to perform its obligations thereunder and that the Credit

Agreement is a legal, valid and binding obligation of each party thereto other than the Loan Parties, (d) the due authorization, execution and delivery of the Credit Agreement by all parties thereto, (e) the authenticity of all documents submitted to us as originals, (f) the conformity to original documents of all documents submitted to us as copies and (g) that insofar as any obligation under the Credit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

Based on the foregoing and subject to the qualifications hereinafter set forth, we are of opinion as follows:

1. The execution and delivery by each Loan Party of the Credit Agreement and the performance by each Loan Party of its obligations thereunder (i) do not violate any law, rule or regulation of the United States of America or the State of New York and (ii) do not result in a breach of or constitute a default under the express terms and conditions of the Specified Agreements. Our opinion in clause (ii) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial or accounting ratio or any limitation in any contractual restriction expressed as a financial, accounting or dollar amount (or an amount expressed in another currency or by reference to calculations based upon financial or accounting data) or to performance under any contractual restriction in the Credit Agreement to the extent it restricts actions required under the Specified Agreements, and we express no opinion as to any cross default or cross acceleration provisions in the Specified Agreements which may be triggered by defaults or other events under other agreements or instruments to which any Loan Party or its subsidiaries are party.

2. The Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. The foregoing opinion is subject to the following qualifications: (i) certain provisions of the Credit Agreement are or may be unenforceable in whole or part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Credit Agreement, and the Credit Agreement contains adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby, (ii) insofar as provisions contained in the Credit Agreement provide for indemnification or limitations on liability, the enforceability thereof may be limited by public policy considerations, (iii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and (iv) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any Lender may be located or where enforcement of the Credit Agreement may be sought that limit the rates of interest legally chargeable or collectible.

3. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by any Loan Party in connection with the execution, delivery and performance by such Loan Party of the Credit Agreement, other than (i) such reports to United States governmental authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128, (ii) those that have been made or obtained and are in full force and effect or the failure of which to be made or obtained or to be in full force and effect should not result, individually or in the aggregate, in a material adverse effect on the Guarantor and its Subsidiaries, taken as a whole, (iii) those that under Federal or state laws may be necessary in connection with the exercise of remedies under the Credit Agreement and (iv) those that may be required because of the legal or regulatory status of any Lender or because of any other facts pertaining specifically to any Lender.

4. The making of Advances under the Credit Agreement will not violate Regulation U of the Board of Governors of the Federal Reserve System.

We express no opinion herein as to any provision in the Credit Agreement that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Credit Agreement (such as the provision found in Section 9.11(a) of the Credit Agreement), (b) contains a waiver of an inconvenient forum (such as the provision found in Section 9.11(c)(i) of the Credit Agreement), (c) relates to a right of setoff in respect of purchases of interests in loans (such as the provision found in Section 2.16 of the Credit Agreement) or with respect to parties that may not hold mutual debts (such as the provision found in Section 9.05 of the Credit Agreement), (d) provides for liquidated damages or penalty interest, (e) relates to the waiver of rights to jury trial (such as the provision found in Section 9.11(c)(iii) of the Credit Agreement) or (f) relates to any arrangement or similar fee payable to any arranger (including the Co-Administrative Agents and the Joint Bookrunners) of the commitments or loans under the Credit Agreement or any fee not set forth in the Credit Agreement. We also express no opinion as to (i) the enforceability of the provisions of the Credit Agreement to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Credit Agreement or (iii) compliance with, or the application or effect of, Federal or state securities laws or regulations or any laws or regulations relating to the manufacture, distribution or sale of food products or services to which the Guarantor, the Borrower or any of their respective Subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We note that certain of the Specified Agreements are governed by laws other than New York law; our opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof under the laws of any jurisdiction other than the State of New York inconsistent with such understanding.

We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America.

This opinion is rendered only to the Co-Administrative Agents, the Paying Agent, the Co-Syndication Agents, the Co-Documentation Agents and the existing Lenders under the Credit Agreement and is solely for their benefit in connection with the above transactions. In addition, we hereby consent to reliance on this opinion by a permitted assignee of a Lender’s interest in the Credit Agreement, provided that such permitted assignee becomes a Lender on or prior to the 30th day after the date of this opinion. We are opining as to the matters herein only as of the date hereof, and, while you are authorized to deliver copies of this opinion to such permitted assignees and they are permitted to rely on this opinion, the rights to do so do not imply any obligation on our part to update this opinion. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents,

JPMorgan Chase Bank, N.A., as Paying Agent,

Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents,

Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the Lenders

In care of:

JPMorgan Chase Bank, N.A.

    270 Park Avenue

        New York, New York 10017

O

SCHEDULE 1

Indenture dated as of June 5, 1995, between Kraft Foods Global, Inc. (as successor to Nabisco, Inc.) and Citibank, N.A., as Trustee.

Indenture dated as of October 17, 2001, between Kraft Foods Inc. and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York and The Chase Manhattan Bank), as Trustee.

Agency Agreement dated March 20, 2008, among Kraft Foods Inc., Deutsche Bank Luxembourg, S.A., as Registrar, Deutsche Bank AG, London Branch, as Fiscal Agent, and Deutsche Bank AG, London Branch, as Transfer Agent.

EXHIBIT E-2

TO CREDIT AGREEMENT

Form of Opinion of Hunton & Williams LLP

To each of the Lenders (as defined below)

on the date hereof

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue

24th Floor

New York, New York 10179

Kraft Foods Group, Inc.

5-Year Revolving Credit Agreement

Ladies and Gentlemen:

We have acted as special Virginia counsel to Kraft Foods Group, Inc., a Virginia corporation (“Kraft Foods Group”) and Kraft Foods Inc., a Virginia corporation (“Kraft Foods”), in connection with the 5-Year Revolving Credit Agreement, dated as of May 18, 2012 (the “Agreement”), among Kraft Foods, as a guarantor, Kraft Foods Group, as a borrower and a guarantor, the banks, financial institutions and other institutional lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as co-administrative agents, JPMorgan Chase Bank, N.A., as paying agent, Citibank, N.A. and The Royal Bank of Scotland plc, as co-syndication agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as co-documentation agents for the Lenders, and the transactions contemplated thereby.

This opinion letter is furnished to you at the request of Kraft Foods Group and Kraft Foods pursuant to Section 3.01(b)(iii)(B) of the Agreement. Capitalized terms used herein and not otherwise defined have the meanings specified in the Agreement.

In connection with the foregoing, we have examined the following documents:

(1) the Agreement;

(2) a Certificate of the Secretary of Kraft Foods Group, dated the date hereof, to which the following documents are attached:

(a) the Amended and Restated Articles of Incorporation of Kraft Foods Group, as amended through the date hereof (the “Kraft Foods Group Articles of Incorporation”), as certified on May 7, 2012 by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”);

(b) the Amended and Restated By-laws of Kraft Foods Group, as amended through the date hereof (the “Kraft Foods Group Bylaws”); and

(c) the resolutions of the Board of Directors of Kraft Foods Group, adopted on March 16, 2012, with respect to, among other things, the Agreement and the transactions contemplated thereby (the “Kraft Foods Group Resolutions”);

(3) a certificate issued by the SCC on May 10, 2012 and confirmed on the date hereof, to the effect that Kraft Foods Group is existing under the laws of the Commonwealth of Virginia and in good standing;

(4) a Certificate of the Secretary of Kraft Foods, dated the date hereof, to which the following documents are attached:

(a) the Amended and Restated Articles of Incorporation of Kraft Foods, as amended through the date hereof (the “Kraft Foods Articles of Incorporation”), as certified on May 7, 2012 by the Clerk of the SCC;

(b) the Amended and Restated By-laws of Kraft Foods, as amended through the date hereof (the “Kraft Foods Bylaws”); and

(c) the resolutions of the Board of Directors of Kraft Foods, adopted on February 3, 2012, with respect to, among other things, the Agreement and the transactions contemplated thereby (the “Kraft Foods Resolutions”); and

(5) a certificate issued by the SCC on May 10, 2012 and confirmed on the date hereof, to the effect that Kraft Foods is existing under the laws of the Commonwealth of Virginia and in good standing.

As to factual matters, we have relied upon, and assumed the accuracy of, (i) the representations and warranties of Kraft Foods Group and Kraft Foods made in documents submitted to us; (ii) the Kraft Foods Group Resolutions and the Kraft Foods Resolutions; (iii) certificates of officers of Kraft Foods Group and Kraft Foods; and (iv) certificates of public officials.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of the documents by Kraft Foods Group and Kraft Foods).

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1. Each of Kraft Foods Group and Kraft Foods has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The execution and delivery by Kraft Foods Group of, and the performance by Kraft Foods Group of its obligations under, the Agreement, (a) have been duly authorized by all necessary corporate action on the part of Kraft Foods Group, (b) do not violate the Kraft Foods Group Articles of Incorporation or the Kraft Foods Group Bylaws, (c) do not violate any law, rule, or regulation of the Commonwealth of Virginia, or (d) require the consent or approval of, or any filing or registration with, any Virginia governmental authority. In expressing the opinions set forth in clauses (c) and (d) of this paragraph 2, we are not expressing any opinion as to whether Advances made under the Agreement comply with (A) any statutory, regulatory or other loan limits applicable to the Lenders or (B) any statutes, laws, rules or regulations that prescribe permissible and lawful investments for the Lenders.

3. The execution and delivery by Kraft Foods of, and the performance by Kraft Foods of its obligations under, the Agreement, (a) have been duly authorized by all necessary corporate action on the part of Kraft Foods, (b) do not violate the Kraft Foods Articles of Incorporation or the Kraft Foods Bylaws, (c) do not violate any law, rule, or regulation of the Commonwealth of Virginia, or (d) require the consent or approval of, or any filing or registration with, any Virginia governmental authority. In expressing the opinions set forth in clauses (c) and (d) of this paragraph 3, we are not expressing any opinion as to whether Advances made under the Agreement comply with (A) any statutory, regulatory or other loan limits applicable to the Lenders or (B) any statutes, laws, rules or regulations that prescribe permissible and lawful investments for the Lenders.

4. The Agreement has been duly executed and delivered by each of Kraft Foods Group and Kraft Foods.

5. Generally, under the laws of the Commonwealth of Virginia, the parties to a contract may stipulate the governing law. For such a stipulation to be upheld by a court sitting in Virginia, the choice of law provision must satisfy four requirements. First, the provision must have been bargained for in good faith between parties of equal strength. Second, the choice of law provision must not constitute an intent to commit a fraud upon the court. Third, there must be a reasonable basis for the parties’ choice of governing law. The jurisdiction selected must be reasonably related to the purpose of the agreement. Fourth, the inclusion of the choice of law provision must not have been obtained by misrepresentation, duress, undue influence or mistake, nor be contrary to public policy. Therefore, to the extent that a Virginia court or a federal court applying Virginia choice of law rules were properly presented with the issue and were to find that the requirements discussed above for enforceability of the choice of law provision have been satisfied with respect to the Agreement, such Virginia court or federal court applying Virginia choice of law rules should give effect to the choice of law provisions of the Agreement that elect New York law as the governing law.

We have assumed for purposes of the opinions given in clauses (c) and (d) of paragraphs 2 and 3 that neither Kraft Foods Group nor Kraft Foods, as applicable, will take in the future any discretionary action (including a decision not to act) permitted under the Agreement that would result in a violation of Virginia law or require the consent or approval of, or any filing or registration with, any Virginia governmental authority.

The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

This opinion is rendered solely for your benefit and may not be used or relied upon by any other person or for any other purpose, quoted in whole or in part, cited, referred to or otherwise reproduced in any other document, nor is this opinion or copies thereof to be furnished to a third party, filed with any governmental agency, quoted, cited or referred to without our prior written consent; provided that Persons that become Lenders party to the Agreement pursuant to Section 9.07 thereof through an assignment permitted under the provisions of the Agreement may rely on this opinion as if addressed to them on the date hereof.

Very truly yours,

EXHIBIT E-3

TO CREDIT AGREEMENT

Form of Opinion of Internal Counsel for Kraft Foods

Re:	Kraft Foods Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.01(b)(iii)(C) of the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 (the “Credit Agreement”), among Kraft Foods Group, Inc., as a borrower and a guarantor, Kraft Foods Inc. (“Kraft Foods”), as a guarantor, the banks, financial institutions and other institutional lenders party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”) and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan, as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents for the Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

I have acted as counsel for Kraft Foods in connection with the preparation, execution and delivery of the Credit Agreement.

In that connection, I have examined originals, or copies certified to my satisfaction, of such corporate records of Kraft Foods, certificates of public officials and of officers of Kraft Foods, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of Kraft Foods or its officers or of public officials.

Based upon the foregoing and upon such investigation as I have deemed relevant and necessary, I am of the opinion that, to the best of my knowledge, (i) there is no pending or threatened action or proceeding against Kraft Foods Group, Inc. or any of its Subsidiaries (or, prior to the Spin-Off, Kraft Foods or any of its Subsidiaries) before any court, governmental authority or arbitrator (a “Proceeding”) that purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement or the Notes, if any, or the consummation of the transactions contemplated thereby, and (ii) except for Proceedings disclosed in the Annual Report on Form 10-K of Kraft Foods for the fiscal year ended December 31, 2011, or in any Current Report on Form 8-K filed subsequent to December 31, 2011, but prior to May 18, 2012, or, with respect to Proceedings commenced after the date of the most recent such document but prior to May 18, 2012, a certificate delivered to the Lenders and attached hereto, there are no Proceedings that are likely to have a materially adverse effect upon the financial position or results of operations of Kraft Foods Group, Inc. and its Subsidiaries taken as a whole (or, prior to the Spin-Off, Kraft Foods and its Subsidiaries taken as a whole).

Very truly yours,

EXHIBIT F

TO CREDIT AGREEMENT

FORM OF OPINION OF COUNSEL

FOR DESIGNATED SUBSIDIARY

[Effective Date]

To each of the Lenders party to the

    Credit Agreement referred to below

Kraft Foods Group, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.02(e) of the Five-Year Revolving Credit Agreement, dated as of May 18, 2012 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kraft Foods Group, Inc., a Virginia corporation, as borrower and a guarantor, Kraft Foods Inc., a Virginia corporation, as a guarantor, the Lenders parties thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents, for such Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

We have acted as counsel for                              (the “Designated Subsidiary”) in connection with the preparation, execution and delivery of the Designation Agreement.

In that connection, we have examined the following documents:

(1) The Designation Agreement.

(2) The Credit Agreement.

(3) The documents furnished by the Designated Subsidiary pursuant to Article III of the Credit Agreement.

(4) The [Articles] [Certificate] of Incorporation of the Designated Subsidiary and all amendments thereto (the “Charter”).

(5) The by-laws of the Designated Subsidiary and all amendments thereto (the “By-laws”).

We have also examined the originals, or copies certified to our satisfaction, of such corporate records of the Designated Subsidiary, certificates of public officials and of officers of the Designated Subsidiary, and agreements, instruments and other documents, as we have deemed relevant and necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Designated Subsidiary or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Administrative Agents, JPMorgan Chase Bank, N.A., as Paying Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents.

Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

1. The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of                             .

2. The execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, the Credit Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Designated Subsidiary (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to our knowledge, any contractual restriction binding on or affecting the Designated Subsidiary. The Designation Agreement, the Credit Agreement and the Notes delivered by the Designated Subsidiary on the date hereof have been duly executed and delivered on behalf of the Designated Subsidiary.

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Designated Subsidiary of the Designation Agreement, the Credit Agreement and the Notes delivered by the Designated Subsidiary.

4. The Designation Agreement and the Credit Agreement are the legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms. The Notes issued on the date hereof, if any, by the Designated Subsidiary are the legal, valid and binding obligations of the Designated Subsidiary, enforceable against the Designated Subsidiary in accordance with their respective terms.

5. There is, to the best of my knowledge, no pending or threatened action or proceeding against the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Designation Agreement, the Credit Agreement or any of the Notes delivered by the Designated Subsidiary or the consummation of the transactions contemplated thereby.

The opinion set forth in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Very truly yours,